                                                                     Exhibit 2.2
WILLIAM P. WEINTRAUB, ESQ. (SBN 108125)
DAVID M. BERTENTHAL, ESQ. (SBN 167624)
ALEXANDER T. LIN, ESQ. (SBN 215856)
PACHULSKI, STANG, ZIEHL, YOUNG & JONES P.C.
Three Embarcadero Center, Suite 1020
San Francisco, California 94111-5994
Telephone:  (415) 263-7000
Facsimile:  (415) 263-7010

Attorneys for AB Liquidating Corp,
f/k/a Adaptive Broadband Corporation,
Debtor and Debtor In Possession


                        UNITED STATES BANKRUPTCY COURT

                        NORTHERN DISTRICT OF CALIFORNIA

                               SAN JOSE DIVISION

In re                              |  Chapter 11
                                   |
AB LIQUIDATING CORP, f/k/a         |  Case No. 01-53685 ASW
ADAPTIVE BROADBAND CORPORATION, a  |
Delaware Corporation,              |
                                   |  FIRST AMENDED DISCLOSURE STATEMENT FOR
                                   |  FIRST AMENDED PLAN OF REORGANIZATION DATED
                                   |  JANUARY 18, 2002 OF AB LIQUIDATING CORP,
                                   |  F/K/A ADAPTIVE BROADBAND CORPORATION
              Debtor.              |
                                   |  Confirmation Hearing:
                                   |  Date:  February 27, 2002
Federal Tax I.D. No.  94-1668412   |  Time:  11:15 a.m.
                                   |  Place: 280 South First Street
                                   |              Room 3099
                                   |              San Jose, CA 95113
------------------------------------  Judge: Honorable Arthur S. Weissbrodt

                                          FIRST AMENDED DISCLOSURE STATEMENT FOR
                                            FIRST AMENDED PLAN OF REORGANIZATION

                                TABLE OF CONTENTS

                                                                            Page

I.    INTRODUCTION AND OVERVIEW...............................................1
      A.    INTRODUCTION......................................................1
      B.    INFORMATION REGARDING THE PLAN....................................2
            1.    Exclusive Source of Information.............................2
            2.    Plan Governing Document.....................................2
            3.    Source of Information.......................................2
            4.    Warning Regarding Federal and State Income Tax
                  Consequences of the Plan....................................3
      C.    VOTING INSTRUCTIONS...............................................3
            1.    How to Vote.................................................3
            2.    Who May Vote................................................3
      D.    CONFIRMATION......................................................4

II.   OVERVIEW OF CHAPTER 11 CASE.............................................6
      A.    EVENTS LEADING UP TO THE FILING OF THE CHAPTER 11 PETITION........6
            1.    General Background..........................................6
            2.    The Need for Bankruptcy Relief..............................8
            3.    Financial Performance and Financing........................11
      B.    SIGNIFICANT POST-PETITION EVENTS.................................11
            1.    Wage Order and Other First Day Orders......................11
            2.    Inventory and Miscellaneous Asset Sales....................12
            3.    Employee Retention Program.................................12
            4.    Rejection of Lease for the Debtor's Headquarters
                  Facility...................................................12
            5.    Appointment of Committee...................................13
            6.    Approval of Sale Procedures................................13
            7.    Sale of Substantially all Operating Assets.................13
            8.    Solectron Reserve..........................................14
            9.    Stipulation with Union Bank of California Granting
                  Relief From Stay...........................................15
            10.   Filing of Schedules and Establishment of Claims Bar
                  Date.......................................................16

III.  DESCRIPTION OF THE PLAN................................................17
      A.    CLASSIFICATION OF CLAIMS AND INTERESTS...........................17
      B.    TREATMENT OF CLAIMS AND INTERESTS................................18
      C.    UNCLASSIFIED CLAIMS..............................................20
      D.    SUMMARY OF CLAIMS AND TREATMENT..................................22
      E.    PROJECTED DISTRIBUTION TO UNSECURED CREDITORS....................22

IV.   KEY PLAN PROVISIONS....................................................24
      A.    SOURCE OF PLAN FUNDING...........................................24
            1.    Available Cash.............................................24
            2.    Liquidation Proceeds.......................................24
            3.    Litigation Recovery........................................25
      B.    PRIORITY TAX CLAIMS..............................................28
            1.    Tax Claimants..............................................28
            2.    Treatment of Tax Claims....................................29
      C.    ADMINISTRATIVE CLAIMS AND PLAN EXPENSES..........................29
            1.    Administrative Expenses....................................29
                  a.    Services By and Fees of Professionals Prior to
                        the Effective Date...................................29

                                TABLE OF CONTENTS
                                   (continued)
                                                                            Page

                  b.    Other Administrative Expenses........................30
            2.    Plan Expenses..............................................31
                  a.    Services By Professionals and Certain Parties
                        After the Effective Date.............................31
                  b.    Other Plan Expenses..................................31
                  c.    Summary of Plan Expenses.............................31

V.    IMPLEMENTATION OF PLAN.................................................32
            1.    Available Cash.............................................32
            2.    Collection of Plan Proceeds................................32
            3.    Payment of Plan Expenses...................................33
            4.    Distribution of Plan Proceeds..............................33
            5.    Post-Confirmation Operations and Dissolution of the
                  Reorganized Debtor.........................................33
            6.    Full and Final Satisfaction................................34
            7.    Distribution Procedures....................................34
            8.    Disbursing Agent...........................................35
            9.    Claims Reserve Account.....................................35
            10.   Resolution of Disputed Claims and Interests................36
            11.   Reserve Provisions for Disputed Claims and Interests.......37
            12.   Disputed Payments..........................................39
            13.   Unclaimed Property.........................................39
            14.   Setoffs....................................................39
            15.   Withholding Taxes..........................................40
            16.   Excess Proceeds............................................40
            17.   Management of Reorganized Debtor...........................40
            18.   Committee..................................................40
            19.   Postconfirmation United States Trustee Quarterly Fees......41
            20.   Chapter 11 Postconfirmation Reports and Final Decree.......41

VI.   EXECUTORY CONTRACTS AND LITIGATION.....................................42
      A.    EXECUTORY CONTRACTS AND UNEXPIRED LEASES.........................42
            1.    Assumption.................................................42
            2.    Rejection..................................................42
            3.    Satisfaction of Assumption Obligations.....................42
            4.    Effect of Confirmation Order...............................43
      B.    LITIGATION.......................................................43

VII.  OTHER CRITICAL INFORMATION REGARDING THE PLAN AND THE
      DEBTOR'S PERFORMANCE THEREUNDER........................................45
      A.    AVOIDANCE ACTION ANALYSIS........................................45
      B.    ADMINISTRATIVE EXPENSES, PRIORITY CLAIMS AND U.S. TRUSTEE
            FEES.............................................................46

VIII. LIQUIDATION ANALYSIS...................................................46

IX.   RISK FACTORS...........................................................49

X.    CONCLUSION.............................................................50

                                       I.

                           INTRODUCTION AND OVERVIEW
                           -------------------------

A.    INTRODUCTION.
      ------------

      On July 26, 2001, AB Liquidating Corp. f/k/a/ Adaptive Broadband Corporation ("Adaptive" or the "Debtor") commenced this Chapter 11 Case by filing a voluntary petition under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code"). The Chapter 11 Case is presently pending in the United States Bankruptcy Court for the Northern District of California (San Jose Division) (the "Bankruptcy Court") before the Honorable Arthur S. Weissbrodt, United States Bankruptcy Judge. This First Amended Disclosure Statement (the "Disclosure Statement") contains information with respect to the Debtor and the First Amended Plan of Reorganization proposed by the Debtor and filed with the Bankruptcy Court on January 18, 2002 (the "Plan").(1) Pursuant to section 1125 of the Bankruptcy Code, this Disclosure Statement is being distributed to you for the purpose of enabling you to make an informed judgment about the Plan. The Debtor has examined various alternatives and, based on information contained in this Disclosure Statement, and for the reasons set forth below, the Debtor has concluded that the Plan provides the best recovery to Creditors.

      This Disclosure Statement describes the Plan and contains information concerning, among other matters: (i) the Chapter 11 Case, and (ii) the assets available for distribution to Creditors and Interest Holders under the Plan. The Debtor strongly urges you to review carefully the contents of this Disclosure Statement and the Plan before making a decision to accept or reject the Plan. Particular attention should be paid to the provisions affecting or impairing your rights as a Creditor or Interest Holder.

      Your vote on the Plan is important. In order for the Plan to be accepted by a Class of Claims, the holders of two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of Allowed Claims in such Class who vote on the Plan must vote for acceptance. In order for the Plan to be accepted by a Class of Interests, the holders of two-thirds (2/3) in amount of Allowed Interests in such Class who vote on the Plan must vote for acceptance.

----------
(1) Except as otherwise provided, the defined terms used in this Disclosure Statement shall have the meanings set forth in the Plan which is attached hereto as Exhibit A.

                                          FIRST AMENDED DISCLOSURE STATEMENT FOR
                                            FIRST AMENDED PLAN OF REORGANIZATION

      Non-acceptance of the Plan may lead to Chapter 7 liquidation, or to the confirmation of another plan. These alternatives may not provide for a distribution of as much value to holders of Allowed Claims or Interests as the Plan. Accordingly, the Debtor urges you to accept the Plan by completing and returning the enclosed ballot so as to be received no later than 5:00 p.m. prevailing Pacific Time, on February 15, 2002.

B.    INFORMATION REGARDING THE PLAN.
      ------------------------------

      1.    Exclusive Source of Information.
            -------------------------------

      No representations concerning the Debtor are authorized by the Debtor other than as set forth in this Disclosure Statement. Any representations or inducements made to secure acceptance of the Plan which are other than as contained in this Disclosure Statement should not be relied on by any holder of any Claim or Interest.

      2.    Plan Governing Document.
            -----------------------

      Although the Debtor believes that this Disclosure Statement accurately describes the Plan, all summaries of the Plan contained in this Disclosure Statement are qualified by the Plan itself and the documents described therein which are controlling.

      3.    Source of Information.
            ---------------------

      Factual information contained in this Disclosure Statement has been provided by the Debtor, except where otherwise specifically noted. All financial information contained in this Disclosure Statement has been prepared by the Debtor. None of the Debtor's attorneys, accountants, or other professionals make any representation regarding that information. The Debtor does not represent or warrant that the information contained in this Disclosure Statement is free from any inaccuracy. The Debtor has, however, made great efforts to present the information accurately and fairly and believes that the information is substantially accurate. The assumptions underlying the projections contained in this Disclosure Statement concerning sources and amounts of payments to Creditors represent the best estimate of the Debtor as to what it expects will happen. Because these are only assumptions about or predictions of future events, many of which are beyond the Debtor's control, there can be no assurances that the assumptions will in fact materialize or that the projections will in fact be met. Except as otherwise provided


                                          FIRST AMENDED DISCLOSURE STATEMENT FOR
                                            FIRST AMENDED PLAN OF REORGANIZATION
herein, this Disclosure Statement will not reflect any events which occurred subsequent to the date that the Debtor submitted the Disclosure Statement to the Bankruptcy Court for approval.

      This Disclosure Statement has not been registered under the Securities Act of 1933, as amended, or applicable state securities laws. Neither the Securities and Exchange Commission nor any state regulatory authority has passed upon the accuracy or adequacy of this Disclosure Statement.

      4.    Warning Regarding Federal and State Income Tax Consequences of the
            Plan.
            ------------------------------------------------------------------

      The tax consequences of the Plan will vary based on the individual circumstances of each holder of a Claim or Interest. Accordingly, each Creditor and Interest Holder is strongly urged to consult with its own tax advisor regarding the federal, state, local and foreign tax consequences of the Plan.

C.    VOTING INSTRUCTIONS.
      -------------------

      1.    How to Vote.
            -----------

      A ballot is enclosed herewith for Creditors and Interest Holders to use in voting on the Plan. To vote on the Plan, indicate on the enclosed ballot that you accept or you reject the Plan and sign your name and mail the ballot in the envelope provided for this purpose.

      In order to be counted, ballots must be completed, signed and returned so that they are received no later than 5:00 P.M. Pacific Standard Time on February 15, 2002 at the following address:

                  Pachulski, Stang, Ziehl, Young & Jones P.C.
                  Attn: Patricia Jeffries
                  Three Embarcadero Center, Suite 1020
                  San Francisco, CA  94111

      If your ballot is not properly completed, signed and returned as described, it will not be counted. If your ballot is damaged or lost, you may request a replacement by sending a written request to this same address.

      2.    Who May Vote.
            ------------

      The Plan divides the Allowed Claims of Creditors into three (3) Classes. There is one (1) Class of Interests. Classes of Creditors and Interests which are impaired by the Plan are entitled

                                          FIRST AMENDED DISCLOSURE STATEMENT FOR
                                            FIRST AMENDED PLAN OF REORGANIZATION
                                       3
to vote, unless no compensation or payment is provided for such Class, in which event such Class is conclusively deemed not to have accepted the Plan. Each holder of an Allowed Claim or an Allowed Interest in an impaired Class may vote to accept or reject the Plan. A Class is impaired if legal, equitable or contractual rights attaching to the Claims or Interests of the Class are modified, other than by curing defaults and reinstating maturities. Each of the three (3) Classes of Claims, as well as the Class of Interests, is impaired.

      In determining acceptances of the Plan, the vote of a Creditor or Interest Holder will only be counted if submitted by a Creditor or Interest Holder whose Claim or Interest is an Allowed Claim or Interest, as appropriate. A Creditor or an Interest Holder holds an Allowed Claim or Interest if such Claim or Interest is duly scheduled by the Debtor as other than disputed, contingent or unliquidated, or the Creditor or Interest Holder has timely filed with the Bankruptcy Court a proof of Claim or Interest, as appropriate, which has not been objected to or disallowed prior to computation of the votes on the Plan. The Ballot form which you received does not constitute a proof of Claim or Interest. If you are in any way uncertain whether or if your Claim or Interest has been correctly scheduled, you should review the Debtor's schedules of assets and liabilities (the "Schedules") which are on file with the United States Bankruptcy Court located at 280 South First Street, San Jose, California.

D.    CONFIRMATION.
      ------------

      "Confirmation" is the technical phrase for the Bankruptcy Court's approval of a plan of reorganization. At the Confirmation Hearing, in order to confirm the Plan, the Debtor must demonstrate that it has met the requirements of section 1129 of the Bankruptcy Code. If the Bankruptcy Court determines that all of the requirements of section 1129 have been satisfied, the Bankruptcy Court will enter an order confirming the Plan. The Debtor believes that the Plan satisfies all the statutory requirements of Chapter 11 of the Bankruptcy Code for Confirmation of the Plan.

      Voting is tabulated by Class. As discussed above, a class of Creditors has accepted a plan of reorganization if the plan has been accepted by 2/3 in dollar amount and more than 1/2 in number of Creditors holding Allowed Claims in that class who actually vote to accept or reject

                                          FIRST AMENDED DISCLOSURE STATEMENT FOR
                                            FIRST AMENDED PLAN OF REORGANIZATION
                                       4
such plan. Likewise a class of Interests has accepted a plan of reorganization if the plan has been accepted by 2/3 in amount of Interests in that class that actually vote to accept or reject such plan.

      Even if a Class of Creditors or Interests votes against a plan of reorganization, that plan may nevertheless be confirmed by the Bankruptcy Court, notwithstanding the negative vote of that Class, so long as certain statutory requirements are met by the plan. This is called a "cram down." If necessary, the Debtor is prepared to seek confirmation of the Plan through a cram down. The Bankruptcy Court has set February 27, 2002 at 11:15 a.m. for a hearing to determine whether the Plan has been accepted by the requisite number of Creditors and Interest Holders and whether the other requirements for Confirmation of the Plan have been satisfied. The hearing may be continued from time to time and day to day without further notice. If the Bankruptcy Court confirms the Plan, it will enter the Confirmation Order. Any objections to Confirmation of the Plan must be in writing and must be filed with the Clerk of the Bankruptcy Court and served on counsel for the Debtor on or before the date set forth in the notice of the Confirmation Hearing sent to you with this Disclosure Statement and the Plan. Bankruptcy Rule 3007 governs the form of any such objection.

      Counsel on whom objections must be served is:

                  Pachulski, Stang, Ziehl, Young & Jones P.C.
                  Three Embarcadero Center, Suite 1020
                  San Francisco, California 94111
                  Attention:  David M. Bertenthal
                  Telephone:  (415) 263-7000
                  Facsimile:   (415) 263-7010

                         and

                  Craig M. Prim, Esq.
                  Murray & Murray
                  19330 Stevens Creek Boulevard, Suite 100
                  Cupertino, 95014-2526
                  Telephone:  (650) 852-9000
                  Facsimile:   (650) 852-9244

                                          FIRST AMENDED DISCLOSURE STATEMENT FOR
                                            FIRST AMENDED PLAN OF REORGANIZATION
                                       5

                                      II.

                           OVERVIEW OF CHAPTER 11 CASE
                           ---------------------------

      This section of the Disclosure Statement discusses the significant events in the Chapter 11 Case to date, including events leading up to the commencement of the Chapter 11 Case. Copies of all relevant court papers are on file with the Bankruptcy Court.

A.    EVENTS LEADING UP TO THE FILING OF THE CHAPTER 11 PETITION.
      ----------------------------------------------------------

      1.    General Background.
            ------------------

      Prior to the Petition Date, Adaptive was a pioneer in the wireless broadband access market. Founded in 1968 as California Microwave, Inc., Adaptive was a supplier of broadband communications transmission equipment for the deployment of broadband wireless communication over the Internet. Its technology platform provided wireless high-capacity, last-mile point-to-multipoint and point-to-point links for a low initial investment, and was expandable in increments as needs evolved. Using Adaptive's technology, a complete network could be installed as quickly as in days or weeks, instead of the typical months or years, and users were able to download full-streaming video and data files, use real-time video conferencing and surf the Worldwide Web -- all at the same time, over a single wireless connection. Its product platform was deployed by carriers such as Internet service providers and competitive local exchange carriers ("CLECs") as well as traditional telecommunications providers. The Debtor changed its name from California Microwave, Inc. to Adaptive Broadband Corporation effective April 29, 1999. The Debtor's common stock was traded on the Nasdaq National Market until May 22, 2001, when its stock was delisted.

      Immediately prepetition, Adaptive had operations in four states, a sales and service center in China, and a research and development facility in the United Kingdom through its wholly owned subsidiary Adaptive Broadband Limited ("ABL"). Adaptive also had wholly owned subsidiaries in Barbados (Adaptive Broadband Foreign Sales Corporation) and Ireland (Adaptive

                                          FIRST AMENDED DISCLOSURE STATEMENT FOR
                                            FIRST AMENDED PLAN OF REORGANIZATION
                                       6

Broadband Company Limited). Both the Barbados and Irish subsidiaries had no employees or operations.(2)

      To solidify its technological lead in the wireless broadband market, in August 1998, Adaptive acquired ABL for $10.9 million in cash, which was a United Kingdom-based company with revolutionary patent-pending technology for high-speed wireless Internet connectivity. In 1999, Adaptive completed productization of the technology and initiated manufacturing of product. Throughout the year 2000, Adaptive focused product development on enhancement and cost reduction, with the majority of its sales to domestic service providers focused on wireless broadband access.

      Formerly, Adaptive also provided industry-leading solutions for satellite-based data communications and terrestrial wireless telemetry networks. However, during the years prior to the Petition Date, Adaptive divested non-core businesses, including its legacy satellite and terrestrial microwave businesses, and shifted its market and product focus to concentrate on emerging wireless broadband transmission equipment. The divestitures completed during those three years aggregated $279.1 million in proceeds, which were primarily used to eliminate Adaptive's credit facility balance of $31.8 million, invest in the development of products and repurchase Common Stock under a share repurchase program initiated in February 1998.

      The following business units were divested by Adaptive since early 1998:

      o In February 1998, Adaptive's Satellite Transmission Systems Division, a systems integrator supplying turnkey satellite transmit/receive earth stations and networks for domestic, international and government applications, was sold to L-3 Communications Corporation for $27 million in cash.

      o In April 1998, Adaptive's Microwave Networks Division, which engaged in the design, manufacture, sale and installation of high performance digital and analog microwave radios and transmission products for cellular, personal communications network applications and private communications network markets, was sold to Tadiran, Ltd. for $31.5 million in cash.

      o In May 1998, Adaptive's Services Division, which provided satellite based trunking and microwave radio repair services, was sold to Telscape International, Inc. for $8.2 million in cash.

----------
(2) ABL did have operations and employees. In addition, ABL owned certain intellectual property rights associated with the Debtor's technology. ABL filed its own insolvency proceeding in the United Kingdom.

                                          FIRST AMENDED DISCLOSURE STATEMENT FOR
                                            FIRST AMENDED PLAN OF REORGANIZATION
                                       7

      o In April 1999, Adaptive completed the sale of the remainder of its Government Division, which provided specialized products and services principally in the areas of communications, reconnaissance, and surveillance systems used in low-altitude airplanes, to Northrop Grumman Corporation for $93 million in cash.

      o In July 2000, Adaptive sold its EFData Satellite Products Division, which provided satellite communication technology focused on addressing the commercial, industrial and military markets, to Comtech Telecommunications Corp. for $61.5 million in cash.

      o In July 2000, Adaptive sold its Microwave Data Systems Division, which provided US analog and digital point-to-point microwave systems for transporting video signals for television broadcast operations, including electronic news gathering, satellite backhauls, studio-transmitter links and regional networks, to Moseley Associates Incorporated for $38.6 million in cash.

      o In July 2000, Adaptive sold its Microwave Radio Communications Division, which supplied data telemetry point-to-multipoint terrestrial radio systems, to Vislink plc for $19.3 million in cash.

      Before the Petition Date, Adaptive had 230 employees, including 28 in production support, 103 in research and development and other engineering support, 53 in marketing and 46 in general and administration functions. None of Adaptive's employees were or are represented by a labor union. As discussed below, on the Petition Date, as part of Adaptive's efforts to minimize its costs, Adaptive's workforce had been reduced to 19 employees, including contract employees.(3)

      2.    The Need for Bankruptcy Relief.
            ------------------------------

      In late 2000, the point-to-multipoint segment of the wireless telecommunications industry experienced a severe downturn. During that time period, Adaptive was approached by a company named Western Multiplex with a proposal to combine the companies. In November 2000, Adaptive entered into an agreement to merge with Western Multiplex, but the merger was terminated by mutual agreement in January 2001 due to unfavorable market conditions.

      In February 2001, the soft United States broadband market drove Adaptive to focus on product enhancements, cost reduction, and continued development of distribution channels to drive growth and profitability. At that time, Adaptive expected that two of its significant domestic customer bases, new service providers and CLECs, would remain soft for at least two

----------
(3) From time to time, the Debtor also employed two of its former employees on an hourly, as-needed basis. An additional 9 employees continued to work at the Debtor's UK subsidiary.

                                          FIRST AMENDED DISCLOSURE STATEMENT FOR
                                            FIRST AMENDED PLAN OF REORGANIZATION
                                       8
quarters. Accordingly, Adaptive reduced its workforce by one-third and consolidated facilities to be more competitively positioned for when those markets rebounded. Those markets continued to be soft, and Adaptive anticipated that the new service provider and CLEC market would remain soft at least until the beginning of 2002, although there could be no assurance that these markets would improve in such time frame or at all.

      Commencing in January 2001 after the termination of its merger with Western Multiplex, Adaptive sought strategic alliances to assure its long-term viability and actively began to market Adaptive and its assets to potential buyers. The investment bank responsible for Adaptive's planned merger with Western Multiplex, Dain Rauscher Wessels ("DRW"), continued to explore possible combinations involving Adaptive on an informal basis, while Adaptive evaluated five other investment banks for the task. Ultimately, Adaptive selected DRW to explore all strategic opportunities available to Adaptive, including mergers, combinations, recapitalizations, and private equity investments. Additionally, one Adaptive employee began working full-time to market Adaptive's business and contact other companies regarding possible strategic alliances or combinations.

      Continuing weakness through the end of the first half of 2001 in the domestic broadband market provider base caused Adaptive to take further actions to reduce operating expenses, including the reduction of its workforce beginning in May 2001 to approximately 60 employees from 230 early in 2001 and 160 after the February downsizing. Two-thirds of the remaining employees were comprised of sales, marketing and engineering personnel. Immediately before the Petition Date, the Debtor reduced its headcount further, to approximately 19 employees, including contract employees.

Despite its cost-reduction measures, Adaptive continued to incur increasing operating losses and negative cash flows from operating and investing activities due to difficult market conditions. Based upon its working capital needs and outstanding commitments, Adaptive estimated prepetition that its existing capital resources and projected cash flows would not enable it to maintain its operations through the end of 2001. Adaptive's financial position was further

                                          FIRST AMENDED DISCLOSURE STATEMENT FOR
                                            FIRST AMENDED PLAN OF REORGANIZATION
                                       9
undermined by the fact that a number of Adaptive's customers suffered severe financial problems of their own, resulting in a significant number of uncollectible accounts receivable.

      Given its precarious outlook, Adaptive accelerated its prepetition activities with respect to a sale of its business or its assets or a strategic combination with another company. Adaptive contacted regional investment banks in addition to DRW in order to greatly expand the scope of the search for strategic opportunities. Furthermore, in several press releases issued by Adaptive, Adaptive publicly declared its intentions to merge, combine, or forge some other strategic alliance with another company. All together, Adaptive engaged in discussions with more than thirty companies, investment funds, and bankers, while Adaptive's several investment banks approached numerous others.

      Adaptive's own efforts resulted in expressions of interest by several potential buyers and, as of the Petition Date, Adaptive was undertaking negotiations with potential buyers of a significant portion or portions of its assets. During these negotiations, Adaptive continued its marketing efforts with respect to the sale of its business and its assets. However, immediately pre-petition Adaptive came under substantial pressure from certain creditors and was subject to lawsuits and threats of lawsuits as well as threats of attachments of a substantial portion of Adaptive's cash reserves. Additionally, Adaptive's own review of its operations had confirmed that Adaptive had not met several pre-set milestones it had established for itself in evaluating its ability to continue its existing operations. Given those circumstances, and desiring to conserve and maximize its assets for the benefit of creditors and other parties in interest, the Debtor decided to file its voluntary petition commencing this chapter 11 case. In addition to its cash, the Debtor believed that its remaining non-cash assets had substantial value. Accordingly, as is evidenced by the proposed Sale described below, the Debtor moved forward expeditiously postpetition with the reduction of its ongoing expenses and with the marketing and sale of its assets in order to maximize the value of those assets for the benefit of its estate and all parties in interest.

///

///

                                          FIRST AMENDED DISCLOSURE STATEMENT FOR
                                            FIRST AMENDED PLAN OF REORGANIZATION
                                       10

      3.    Financial Performance and Financing.
            -----------------------------------

      Prepetition, Adaptive restated its financial statements for the fiscal year 2000 and the quarter ended September 30, 2000, after determining to implement retroactively an accounting change. Adaptive's restated revenue for the fiscal year ending June 30, 2000, was $23.9 million, during which time Adaptive suffered an operating loss of $40.3 million. Adaptive currently has no secured financing arrangements other than certain de minimis equipment leases.

      On the Petition Date, Adaptive held approximately $25 million in cash, cash equivalents and marketable securities(4) (the "Cash"). Adaptive does not believe that any party in interest claims a security interest in Adaptive's Cash. Additionally, the Debtor obtained proceeds totaling approximately $6.5 million (after certain allocations to ABL as described below) from the sale of substantially all of its operating assets as described in section II.B.7. below.(5)

B.    SIGNIFICANT POST-PETITION EVENTS.
      ---------------------------------

      Since the Petition Date, significant events in the Debtor's chapter 11 case have included the following:

      1.    Wage Order and Other First Day Orders.
            -------------------------------------

      One August 2, 2001, the Bankruptcy Court approved several emergency orders
- also known as "first-day" orders. Among those orders was an order authorizing the Debtor to pay the prepetition portion of the first postpetition payroll due to employees after the Petition Date. Because the Debtor filed its case in the middle of a pay period that included both prepetition and postpetition wages, it was critically important for employee morale, and to avoid an exodus of the Debtor's few remaining employees, that the prepetition portion of accrued wages be timely paid. Other "first-day" orders included orders providing for continuation of the Debtor's prepetition cash management system; prohibiting utilities from altering services to the Debtor and

----------
(4) After deducting approximately $1.4 million representing cash collateralized letters of credit. The amount of cash referenced ($25 million) includes approximately $4 million held in a deferred compensation plan commonly known as a "Rabbi Trust", described below, which the Debtor understands is available to satisfy the claims of general creditors due to Adaptive's bankruptcy filing. However, the Debtor believes that it will be required to institute litigation to obtain the turnover of these funds.
(5) Of this amount, reserves have been set aside totaling approximately $818,000 for the Disputed Inventory Reserve (discussed below) and other amounts required to be reserved pursuant to the sale.

                                          FIRST AMENDED DISCLOSURE STATEMENT FOR
                                            FIRST AMENDED PLAN OF REORGANIZATION
                                       11
determining adequate assurance of payment; and establishing procedures relating to notices to interested parties in this case.

      2.    Inventory and Miscellaneous Asset Sales.
            ---------------------------------------

      On August 20, 2001, the Bankruptcy Court approved expedited procedures for sales of the Debtor's inventory, up to a maximum of $150,000 per sale, and of certain other miscellaneous assets of the Debtor (including furniture, computer equipment, etc.) up to $50,000 per sale, with such sales being free and clear of all liens, claims and interests. This order facilitated the Debtor's continuing efforts to maximize the value of its assets by enabling the Debtor to proceed quickly with inventory sales to its existing customers as well as with the liquidation of miscellaneous assets, thereby generating additional cash proceeds for the estate.

      3.    Employee Retention Program.
            ---------------------------

      On August 31, 2001, the Bankruptcy Court authorized the Debtor to implement an Employee Retention Program which was designed to incentivise and encourage the Debtor's remaining employees, as well as those of its United Kingdom subsidiary, ABL, to remain in the Debtor's and ABL's employ and to perform necessary functions through the closing of a sale of substantially all of the Debtor's assets and, in a small number of cases, to remain with the Debtor through a substantial portion of the Chapter 11 process.

      By putting in place the Employee Retention Program, the Debtor avoided a potentially crippling exodus of its remaining employees, thereby facilitating its efforts to consummate a sale of its assets. At the same time, the Debtor's remaining employees were given incentive to work earnestly towards the consummation of a sale of substantially all of the Debtor's assets and to advance the administration of the Debtor's estate, for the benefit of the Debtor's estate and its creditors and other parties in interest.

       4.    Rejection of Lease for the Debtor's Headquarters Facility.
             ----------------------------------------------------------

      Effective August 31, 2001, the Debtor rejected the lease for its Sunnyvale, California headquarters facility and relocated to substantially smaller, and less expensive, office space in San Jose, California. By doing so, the Debtor was able to reduce its ongoing rent burden from approximately $160,000 per month to $10,000 per month.

                                          FIRST AMENDED DISCLOSURE STATEMENT FOR
                                            FIRST AMENDED PLAN OF REORGANIZATION
                                       12

      5.    Appointment of Committee.
            ------------------------

      Shortly after the Petition Date, the United States Trustee appointed the Committee. The Committee currently consists of representatives of the following 3 creditors: Teledyne Technologies, Inc., Communications Design and Solectron Washington, Inc. After its appointment, the Committee engaged the law firm of Murray & Murray, P.C. to represent the Committee.

      6.   Approval of Sale Procedures.
           ---------------------------

      On August 31, 2001, the Bankruptcy Court approved sale procedures applying to the sale of substantially all of the Debtor's operating assets in its Order
                                                                         -----
Approving (1) Procedures for Sale of Assets Free and Clear of Liens, Claims and
-------------------------------------------------------------------------------
Interests of Others and Assumption and Assignment of Certain Executory
----------------------------------------------------------------------
Contracts; (2) Breakup Fee and Expense Reimbursement ("Sale Procedures Order").
----------------------------------------------------
Among the salient items addressed by the Sale Procedures Order were: (i) notice requirements in connection with the sale of the Debtor's assets, (ii) bidding procedures applicable to overbidders for the assets being sold, (iii) a breakup fee to be paid to the proposed buyer in the event that another party successfully overbids the Buyer and (iv) the scheduling of the auction and the sale hearing dates for the Sale described below.

      7.   Sale of Substantially all Operating Assets.
           -------------------------------------------

      On October 10, 2001, the Court entered its Order Authorizing (1) Sale Of
                                                 -----------------------------
Assets Free And Clear Of Liens, Claims, And Interests Of Others And Allocation
------------------------------------------------------------------------------
Of Sale Proceeds; (2) Assumption And Assignment Of Certain Executory Contracts
------------------------------------------------------------------------------
And Leases; And (3) Termination Of Certain Contracts ("Sale Order"). Among other
----------------------------------------------------
things, the Sale Order approved: (i) the sale of substantially all of the Debtor's operating assets to Moseley Associates, Inc. ("Moseley") for consideration of $7.5 million plus certain expenses, pursuant to that certain Asset Purchase Agreement by and between the Debtor and Moseley dated as of September 26, 2001, (ii) the allocation of proceeds between the Debtor and its United Kingdom subsidiary, ABL; (iii) the assumption by the Debtor and assignment to Moseley of certain executory contracts and unexpired leases; and
(iv) agreements relating to the purchase and sale of substantially all of the assets of ABL. The Sale closed on November 2, 2001.

                                          FIRST AMENDED DISCLOSURE STATEMENT FOR
                                            FIRST AMENDED PLAN OF REORGANIZATION
                                       13

      Generally, the assets sold to Moseley included the Debtor's fixed assets, equipment, customer lists, books and records, intellectual property, inventory, general intangibles (excluding any tax refunds or reductions, net operating losses, letter of credit rights and payment intangibles), certain investments, the Debtor's Stock in Adaptive Broadband Company Limited, and accounts receivable. Assets of the Debtor that were excluded from the Sale generally included; but were not limited to, avoidance actions, cash and cash equivalents, insurance claims, certain litigation claims, and employee benefit plans.

      The proceeds to the Debtor's estate of the Sale were reduced by the allocation of a portion of the purchase price to ABL. Included in the Sale to Moseley were substantially all assets owned by ABL, which consisted primarily of intellectual property rights relating to Debtor's products and test equipment. $1 million of the purchase price was allocated to ABL's assets in the Sale and was transmitted to the administrator of ABL's insolvency estate upon closing of the Sale, and a further $150,000 of the purchase price was allocated to satisfy claims of ABL's employees against ABL.

      8.   Solectron Reserve.
           -----------------

      Solectron Washington, Inc. ("Solectron") filed an objection to the Sale with respect to the inclusion of materials purchased and products manufactured pursuant to that certain Manufacturing Agreement between the Debtor and Solectron and currently in Solectron's possession (the "Disputed Inventory") in the assets being sold pursuant to the Sale. Solectron claimed, inter alia, ownership of and/or a possessory lien in the Disputed Inventory, the validity, extent and priority of which are disputed by the Debtor. In resolution of Solectron's objection, at the closing of the Sale (i) all right, title and interest in and to the Disputed Inventory was transferred to Moseley free and clear of any and all liens, claims and interests, including those of Solectron, if any; (ii) $692,538.96 from the proceeds of the Sale was allocated to the Disputed Inventory (the "Disputed Inventory Allocation"); (iii) all liens, claims and interests in and to the Disputed Inventory, including those of Solectron, if any, attached to the Disputed Inventory Allocation with the same validity, priority, extent and perfection as existed in the Disputed Inventory prior to the Sale; (iv) all rights of the Debtor and the Committee to challenge the

                                          FIRST AMENDED DISCLOSURE STATEMENT FOR
                                            FIRST AMENDED PLAN OF REORGANIZATION
                                       14
validity, priority, extent and perfection of Solectron's asserted liens, claims and interests (as well as Solectron's rights to assert such liens, claims and interests) in and to the Disputed Inventory and the Disputed Inventory Allocation were expressly reserved; (v) any challenge by the Debtor or the Official Committee of Unsecured Creditors ("Committee") to the validity, priority, extent and perfection of Solectron's asserted liens, claims and interests in and to the Disputed Inventory Allocation must have been brought by adversary proceeding filed by the Debtor or the Committee before certain deadlines (the "Adversary Proceeding Commencement Deadlines"); and (vi) if the Debtor and the Committee failed to challenge Solectron's liens, claims and interests in and to the Disputed Inventory Allocation by such deadlines, the Disputed Inventory Allocation would be paid to Solectron in full satisfaction of its interest in the Disputed Inventory.

      Subsequently, the Debtor, the Committee and Solectron reached an interim resolution of the Disputed Inventory Allocation whereby (i) the Disputed Inventory Allocation was paid by the Debtor to Solectron, (ii) the amount of Solectron's claim against the Debtor that would otherwise have been allowed in the Debtor's case was reduced by an equal amount, (iii) the Adversary Proceeding Commencement Deadlines were extended to the date of the first distribution to unsecured creditors of the Debtor pursuant to the Plan, and (iv) in the event that an adversary proceeding is filed by either the Debtor or the Committee to challenge the validity, priority, extent, or perfection of Solectron's asserted liens, claims and interests in and to the Disputed Inventory Allocation, the Disbursing Agent is authorized, without further court approval, to withhold from any distribution to Solectron in a segregated account, pending resolution of the adversary proceeding, an amount calculated as follows: [Disputed Inventory Allocation minus (Disputed Inventory Allocation multiplied by the percentage distribution to unsecured creditors)].

      9.   Stipulation with Union Bank of California Granting Relief From Stay.
           -------------------------------------------------------------------

      Prepetition, Union Bank of California ("Union Bank") issued certain letters of credit for the Debtor in the course of the Debtor's business operations. These letters of credit were collateralized by approximately $1.4 million of the Debtor's cash held in a Certificate of Deposit in an account at Union Bank. Union Bank issued one such letter of credit in the amount of $1 million to AMB Property, LP ("AMB"), which was the landlord for the Debtor's headquarters

                                          FIRST AMENDED DISCLOSURE STATEMENT FOR
                                            FIRST AMENDED PLAN OF REORGANIZATION
                                       15
facility. After the Debtor rejected the real property lease for its headquarters facility, AMB drew upon the full amount of the letter of credit securing the Debtor's obligations under the lease. Union Bank requested that the Debtor consent to a modification of the automatic stay to allow Union Bank to foreclose on the collateral securing the letter of credit issued to AMB, which consent was granted (with the approval of the Committee) in a stipulation approved by the Court.

      10.   Filing of Schedules and Establishment of Claims Bar Date.
            --------------------------------------------------------

      The Debtor filed its schedules of assets and liabilities and statement of financial affairs (the "Schedules") on August 24, 2001. Certain amendments to the Schedules were filed on October 29, 2001.

      According to the Schedules, as amended, on the Filing Date the Debtor had liabilities totaling approximately $28.4 million.

      The scheduled liabilities are summarized as follows:

      Secured Claims:  0
      ---------------

      Priority Unsecured Claims:  $186,132
      -------------------------

      Non-Priority (General) Unsecured Claims:  $28,211,939
      ---------------------------------------

      The Bankruptcy Court established November 27, 2001 (the "Claims Bar Date") as the bar date by which Creditors must have filed proofs of claim against the Debtor's estate. A Claim filed after this date will be considered late and may be disallowed pursuant to Bankruptcy Code section 502(b)(9). As of the Claims Bar Date, claims have been filed in the following amounts:

      Secured Claims:  $400,911.18
      --------------

      Priority Unsecured Claims:  $5,597,629.59
      -------------------------

      Non-Priority (General) Unsecured Claims:  $45,861,419.35
      ---------------------------------------

      The Debtor and the Committee are currently reviewing and evaluating each Proof of Claim filed prior to the Claims Bar Date to determine whether grounds exist to object to the allowance of such claims. The Debtor projects that the claims asserted against it will be resolved and reduced to an amount that approximates the estimate for Allowed Claims provided in this Disclosure Statement. However, the actual aggregate amount of the Allowed Claims in any Class

                                          FIRST AMENDED DISCLOSURE STATEMENT FOR
                                            FIRST AMENDED PLAN OF REORGANIZATION
                                       16
may differ significantly from the Debtor's estimates thereof and any variance from such estimates may affect distributions in certain Classes.

      While the Debtor believes there will be sufficient funds to pay a significant distribution to holders of Allowed Claims, the ultimate distribution may be reduced due to, among other things, uncollectible accounts receivable, higher than expected Claims, the cost of administering the Chapter 11 Case, the costs and uncertainties of pursuing Litigation, and the cost of objecting to and disposing of Disputed Claims.



                                      III.

                             DESCRIPTION OF THE PLAN
                             -----------------------

      A discussion of the principal provisions of the Plan as they relate to the treatment of Classes of Allowed Claims and Interests is set forth below. The discussion of the Plan which follows constitutes a summary only, and should not be relied upon for voting purposes. You are urged to read the Plan in full in evaluating whether to accept or reject the Plan proposed by the Debtor. If any inconsistency exists between this summary and the Plan, the terms of the Plan shall control.

      A.    CLASSIFICATION OF CLAIMS AND INTERESTS.
            --------------------------------------

      The Plan divides Creditors into Classes. Creditors with similar Claims are placed in the same Class. There are three (3) Classes of Claims and one (1) Class of Interests under the Plan as follows:

      Class 1 Claims.  Class 1 consists of the Priority Employee Claims.

      Class 2 Claims. Class 2 consists of all Allowed Secured Claims not otherwise classified in any other Class. Each holder of an Allowed Secured Claim in Class 2 will be considered to be in its own separate subclass within Class 2, and each such subclass will be deemed to be a separate Class for purposes of the Plan.

      Class 3 Claims.  Class 3 consists of all Allowed Unsecured Claims.

      Class 4 Interests. Class 4 consists of the interest of the holders of Allowed Interests in the Residue that remains after payment in full (with interest) of all Allowed Claims.

                                          FIRST AMENDED DISCLOSURE STATEMENT FOR
                                            FIRST AMENDED PLAN OF REORGANIZATION
                                       17

      B.    TREATMENT OF CLAIMS AND INTERESTS.
            ---------------------------------

      The treatment of the Classes is as follows:

      Class 1 (Priority Employee Claims). Class 1 Claims are impaired. Each holder of a Priority Employee Claim will receive a Cash payment equal to the Allowed amount of such Claim, unless such holder agreed to different treatment of such Claim: (a) on or as soon as practicable after the later of (i) the Effective Date, or (ii) the date upon which the Bankruptcy Court enters a Final Order determining or allowing such Claim; or (b) in accordance with the terms and conditions of agreements that either have been or may be approved by the Bankruptcy Court between the holders of such Claims and the Debtor or Reorganized Debtor, as the case may be, in all cases together with interest at the legal rate under California law from the date payment was due until the later to occur of the Effective Date or the date the distribution is made to the holder of the Allowed Claim in this Class.

      Class 2 (Allowed Secured Claims). Class 2 Claims are impaired. Each holder of an Allowed Secured Claim in this Class will receive, at the option of the Debtor or the Reorganized Debtor, as the case may be, one of the following alternative treatments: (x) the holder of such Claim will retain its Lien on its collateral until such collateral is sold, and the proceeds of such sale, less the costs and expenses of disposing of such collateral, shall be paid to such holder in full satisfaction and release of such Allowed Secured Claim; (y) on or as soon as practicable after the later of (i) the Effective Date, or (ii) the date upon which the Bankruptcy Court enters a Final Order determining or allowing such Claim, or as otherwise agreed between the holder of such Claim and the Debtor or Reorganized Debtor, as the case may be, the holder of such Claim will receive a Cash payment equal to the amount of its Allowed Secured Claim in full satisfaction and release of such Claim; or (z) the holder of such Claim will have the collateral securing such Claim abandoned to it in full satisfaction and release of such Claim. In the event such Claim is not completely satisfied by such distribution on account of its Allowed Secured Claim, such Claimant will have an Allowed Class 3 Unsecured Claim in the amount by which the Allowed Claim exceeds the Allowed Secured Claim.

                                          FIRST AMENDED DISCLOSURE STATEMENT FOR
                                            FIRST AMENDED PLAN OF REORGANIZATION
                                       18

      On or before seven (7) days prior to the date of the Confirmation Hearing, the Debtor will file with the Bankruptcy Court and serve on each holder of an Allowed Secured Claim in this Class a notice setting forth the treatment such holder will receive with respect to its Allowed Secured Claim.

      Class 3 (Allowed Unsecured Claims). Class 3 Claims are impaired. Each holder of an Allowed Unsecured Claim in Class 3 will receive on or as soon as practicable after the Effective Date an amount equal to its Pro Rata Share of the Net Plan Proceeds remaining after payment of (or reservation for) Allowed Secured Claims, Allowed Administrative Claims, Allowed Priority Tax Claims, and Allowed Priority Employee Claims. Assuming the Net Plan Proceeds are sufficient to enable payment in full with interest of the Allowed amount of each Allowed Unsecured Claim, the Plan Interest Rate will be the greater of (x) the federal judgment rate set forth in 28 U.S.C. ss. 1961, determined on the Confirmation Date; or (y) six percent (6%). Interest will be paid at the Plan Interest Rate from the date payment was due through the later to occur of the Effective Date or the date the distribution is made to the holder of the Allowed Claim.

      Class 4 (Interests). Class 4 Interests are impaired. After payment in full, with interest, of all senior Classes, each holder of an Allowed Interest will receive such Holder's pro rata share of the Residue, if any, determined in accordance with its percentage ownership of Interests in the Debtor. If there is a Residue, distribution of the Residue will be made: (a) on or as soon as practicable after the later of (i) the Effective Date, (ii) the date upon which the Bankruptcy Court enters a Final Order determining such Interest if such Interest is a Disputed Interest, or (iii) the date the amount of the Residue is determined or determinable by reason of (A) accumulation of the Litigation Recoveries and the Liquidation Proceeds, and (B) payment in full, with interest at the applicable Plan Interest Rate, to the holders of Allowed Secured Claims, Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Employee Priority Claims, and Allowed Unsecured Claims; or (b) in accordance with the terms and conditions of agreements that either have been or may be approved by the Bankruptcy Court between the holder of such Interest and the Debtor or the Reorganized Debtor, as the case may be. Upon distribution of all

                                          FIRST AMENDED DISCLOSURE STATEMENT FOR
                                            FIRST AMENDED PLAN OF REORGANIZATION
                                       19

Plan Proceeds as provided by the Plan, all Equity Securities of the Debtor will be cancelled and have no further force or effect.

      C.    UNCLASSIFIED CLAIMS.
            -------------------

      Unclassified Claims are treated as follows:

      Administrative Claims. Each holder of an Administrative Claim will receive Cash equal to the Allowed amount of such Claim, unless such holder has agreed to different treatment of such Claim: (a) on or as soon as practicable after the later of (i) the Effective Date, or (ii) the date upon which the Bankruptcy Court enters a Final Order determining or approving such Claim; (b) in accordance with the terms and conditions of agreements that either have been or may be approved by the Bankruptcy Court between the holders of such Claims and the Debtor or the Reorganized Debtor, as the case may be; or (c) with respect to Administrative Claims representing obligations incurred in the ordinary course of the Debtor's business, upon such regular and customary payment or performance terms as may exist in the ordinary course of the Debtor's business or as otherwise provided in the Plan.

      Administrative Claims Bar Date. All requests for payment of administrative expenses under section 503(a) of the Bankruptcy Code, motions for satisfaction of Assumption Obligations, and final applications for Professional Fees for services rendered or expenses incurred before the Effective Date, must be filed and served on or before the applicable Administrative Claims Bar Date. Any holder of such a Claim that is required to file and serve a request for payment or other motion or application and that fails to comply in a timely manner with the applicable Administrative Claims Bar Date will be forever barred from asserting such Claim against the Debtor or any property of the Debtor and from sharing in any distribution under the Plan. Holders of Claims based on liabilities incurred in the ordinary course of the Debtor's business or affairs following the Filing Date, other than Tax Claims, will not be required to comply with the Administrative Claims Bar Date, provided that such holders have otherwise submitted an invoice, billing statement or other evidence of indebtedness to the Debtor in the ordinary course of business.

                                          FIRST AMENDED DISCLOSURE STATEMENT FOR
                                            FIRST AMENDED PLAN OF REORGANIZATION
                                       20

      For Administrative Claimants other than Professionals, the Administrative Claims Bar Date is the first Business Day that is at least thirty (30) days after the Effective Date, or such other date as may be fixed by order of the Bankruptcy Court after notice and a hearing. All objections, if any, to the allowance and approval of such Claims must be filed and served not later than thirty (30) days after such Administrative Claims Bar Date.

      For Professionals, the Administrative Claims Bar Date is the first Business Day that is at least sixty (60) days after the Effective Date, or such other day as may be fixed by the Bankruptcy Court after notice and a hearing. All objections, if any, to the allowance and approval of such administrative fees and expenses must be filed and served in accordance with the Bankruptcy Local Rules for the Northern District of California. Unless otherwise fixed by the Bankruptcy Court after notice and hearing, the Administrative Claims Bar Dates will be set forth in the Confirmation Order.

      Priority Tax Claims. Unless the holder of a Priority Tax Claim has agreed to different treatment for such Claim, each holder of a Priority Tax Claim will receive a Cash payment equal to the Allowed amount of such Claim: (a) as soon as practicable after the later of (i) the Effective Date, or (ii) the date upon which the Bankruptcy Court enters a Final Order determining or approving such Claim; (b) deferred to the extent permitted by section 1129(a)(9) of the Bankruptcy Code with interest on the unpaid portion of such Claim at the statutory rate or at a rate to be agreed to by the Debtor or the Reorganized Debtor, as the case may be, and the appropriate governmental unit or, if they are unable to agree, to be determined by the Bankruptcy Court; provided, however, that the Reorganized Debtor may prepay any or all such Claims at any time; or (c) in accordance with the terms and conditions of agreements that either have been or may be approved by the Bankruptcy Court between the holders of such Claims and the Debtor or the Reorganized Debtor, as the case may be. In the event payment to the holder of a Priority Tax Claim is deferred, each such holder will receive, on account of such Claim, deferred Cash payments, of a Present Value, as of the Effective Date, equal to the Allowed amount of such Claim.

                                          FIRST AMENDED DISCLOSURE STATEMENT FOR
                                            FIRST AMENDED PLAN OF REORGANIZATION
                                       21

      D.    SUMMARY OF CLAIMS AND TREATMENT.
            -------------------------------

      The following chart briefly summarizes the treatment of Creditors and Interest Holders under the Plan. The amounts listed below are based principally on the Schedules, as amended, and are only estimates. Actual Claims and distributions to the holders of Allowed Claims and Interests will vary depending upon the proofs of claim filed by Creditors and the outcome of objections to Claims and the collection of Plan Proceeds. For a complete description of the treatment of Allowed Claims, creditors should review the Plan.


================================================================================
CLASS        DESCRIPTION      ESTIMATED                 TREATMENT
  NO.                         AMOUNT OR
                               VALUE OF
                                CLAIM
--------------------------------------------------------------------------------
  n/a    Administrative      $255,000     Payment in full from Net Plan
         Claims and                       Proceeds.
         Priority Tax Claims
--------------------------------------------------------------------------------
   1     Employee Priority   $250,000     Payment in full from Net Plan
         Claims                           Proceeds.
--------------------------------------------------------------------------------
   2     Allowed Secured     $0           Each holder of an Allowed Secured
         Claims                           Claim in this Class will receive, at
                                          the option of the Debtor or the
                                          Reorganized Debtor, as the case may
                                          be, one of the following alternative
                                          treatments: (x) the holder of such
                                          Claim will retain its Lien on its
                                          collateral until such collateral is
                                          sold, and the proceeds of such sale,
                                          less the costs and expenses of
                                          disposing of such collateral, shall be
                                          paid to such holder in full
                                          satisfaction and release of such
                                          Allowed Secured Claim; (y) the holder
                                          of such Claim will receive a Cash
                                          payment equal to the amount of its
                                          Allowed Secured Claim in full
                                          satisfaction and release of such
                                          Claim; or (z) the holder of such Claim
                                          will have the collateral securing such
                                          Claim abandoned to it in full
                                          satisfaction and release of such
                                          Claim. In the event such Claim is not
                                          completely satisfied by such
                                          distribution on account of its Allowed
                                          Secured Claim, such Claimant will have
                                          an Allowed Class 3 Unsecured Claim in
                                          the amount by which the Allowed Claim
                                          exceeds the Allowed Secured Claim.
--------------------------------------------------------------------------------
   3     Allowed Unsecured   $31,000,000  Pro Rata Share of Net Plan Proceeds
         Claims                           after payment of Allowed Secured
                                          Claims, Allowed Administrative
                                          Claims, Allowed Priority Tax Claims,
                                          and Allowed Employee Priority Claims
--------------------------------------------------------------------------------
   4     Interests           Unknown      Pro rata Share of Residue, if any.
================================================================================

       E.    PROJECTED DISTRIBUTION TO UNSECURED CREDITORS.
             ---------------------------------------------

      Allowed Secured Claims, Allowed Administrative Claims, Allowed Priority Tax Claims, and Allowed Employee Priority Claims will be paid ahead of Allowed Unsecured Claims. The

                                          FIRST AMENDED DISCLOSURE STATEMENT FOR
                                            FIRST AMENDED PLAN OF REORGANIZATION
                                       22

Debtor believes that Allowed Priority Tax Claims will total less than $25,000. Allowed Priority Employee Claims are estimated to be $250,000. Holders of Allowed Secured Claims, if any, will receive either their collateral securing their Claim, the proceeds of sale of their collateral, or a Cash payment equal to the amount of their Claim.

      The holders of Allowed Unsecured Claims will be paid from the Available Cash, the Litigation Recoveries, and the Liquidation Proceeds remaining after payment of the Claims of the senior creditors (i.e., after payment to the holders of Allowed Secured Claims, Allowed Administrative Claims, Allowed Priority Tax Claims, and Allowed Employee Priority Claims). The Plan essentially provides for distribution of a "pot of cash" that will be created from three (3) primary sources: (i) Available Cash existing on the Effective Date; (ii) Liquidation Proceeds from the sale of the Debtor's remaining assets; and (iii) Litigation Recoveries; minus (iv) Plan Expenses. The Debtor estimates Available Cash will be approximately thirty million dollars ($30,000,000) on the Effective Date, assuming an Effective Date of February 28, 2002.

      As indicated in the foregoing chart, based on the Schedules, as amended, the Debtor estimates that the amount of Allowed Unsecured Claims will be approximately $31,000,000, exclusive of currently unknown rejection claims. Filed claims total $45,861,378.63 as of the Claims Bar Date. The amount available for distribution to the holders of Allowed Unsecured Claims will be determined by the amount of Available Cash, the Reorganized Debtor's success in generating or realizing upon the Liquidation Proceeds, the Reorganized Debtor's success in the Litigation, the Allowed amounts of senior claims, the amount of Plan Expenses and the aggregate amount of the Allowed Unsecured Claims. Thus, each holder of an Allowed Unsecured Claim will receive its Pro Rata Share of the Net Plan Proceeds based upon the Allowed amount of its Claim and the Cash available to pay unsecured claims. After payment in full to the holders of Allowed Unsecured Claims with interest at the appropriate Plan Interest Rate, the Residue (i.e., any remaining Cash, if any) will be distributed to the Interest Holders in accordance with their respective interests in the Debtor.

      Assuming Allowed Unsecured Claims of approximately $31,000,000 and Allowed Administrative Claims of approximately, $230,000 Allowed Priority Tax Claims of

                                          FIRST AMENDED DISCLOSURE STATEMENT FOR
                                            FIRST AMENDED PLAN OF REORGANIZATION
                                       23
approximately $25,000, and Allowed Employee Priority Claims of approximately $250,000, the Debtor projects that, after payment of Plan Expenses, the recovery to the holders of Allowed Unsecured Claims will be approximately ninety-three cents on the dollar on account of Allowed Claims. This is an estimate only and is based upon the best information currently available to the Debtor. The largest variables in determining the exact recovery for the holders of Allowed Unsecured Claims and the holders of Allowed Interests (if any) are (i) the resolution of Disputed Claims, and (ii) the expected post-Effective Date Liquidation Proceeds. For illustrative purposes and to be conservative, no value is given to the Litigation in this analysis, except as to recovery of the deferred compensation funds held by Reliance Trust in the "Rabbi Trust" established by the Debtor. However, if such funds are not released to the Debtor's estate, the recovery to Unsecured Creditors will be substantially decreased. Similarly, if Unsecured Claims are ultimately Allowed in the full amounts filed plus, scheduled, non-duplicative claims (collectively approximately $50.6 million), the projected recovery to holders of Allowed Unsecured Claims would be reduced to approximately fifty-seven cents on the dollar for Allowed Claims.

                                      IV.

                               KEY PLAN PROVISIONS
                               -------------------

A.    SOURCE OF PLAN FUNDING.
      ----------------------

      The Plan will be funded by the "Plan Proceeds" consisting of:

      1.    Available Cash.
            --------------

      Available Cash consists of Cash held by the Debtor prior to the Petition Date and Cash received by the Debtor during the Chapter 11 Case but before the Effective Date from the sale of assets, the collection of accounts receivable, and other sources. The Debtor estimates Available Cash will be approximately $30,000,000 on the Effective Date, assuming an Effective Date of February 28, 2002.

      2.    Liquidation Proceeds.
            --------------------

      Liquidation Proceeds will consist of the proceeds realized by the Reorganized Debtor after the Effective Date upon the sale, disposition, or collection of the remainder of the Debtor's

                                          FIRST AMENDED DISCLOSURE STATEMENT FOR
                                            FIRST AMENDED PLAN OF REORGANIZATION
                                       24
tangible and intangible assets. Included among these assets are the Debtor's corporate shell, its net operating losses and tax refunds.

        3.    Litigation Recovery.
              -------------------

The Debtor has been reviewing available information regarding Litigation against third parties, which review has not been completed and is ongoing. In addition, due to the size and scope of the business operations of the Debtor and the multitude of business transactions therein, there may be numerous other Litigation claims which currently exist or may subsequently arise in addition to any matters identified herein. The potential net proceeds from the Litigation identified herein or which may subsequently arise or be pursued are speculative and uncertain and therefore (except as otherwise provided in this Disclosure Statement) no value has been assigned to such recoveries. To the extent Litigation is pursued by the Reorganized Debtor, expenses will be incurred to pursue such Litigation.(6) The Debtor and the Reorganized Debtor do not intend, and it should not be assumed, that because any existing or potential Litigation has not yet been pursued or may not be described herein that any such Litigation claim has been waived.

      Existing or potential Litigation which may be pursued by the Debtor (or the Reorganized Debtor as its successor or the Reorganized Debtor's designee) include, without implied limitation, the following: (a) all Litigation against current or former officers, directors, and/or employees of the Debtor, including without implied limitation, any pending or potential claims with respect to directors and officers insurance coverage for the Debtor's current or former officers and directors; (b) any and all Litigation relating to the matters listed on the Debtor's Schedules and Statement of Financial Affairs filed in its Chapter 11 case; (c) any other Litigation, whether legal, equitable or statutory in nature, arising out of, or in connection with the Debtor's business or operations, including, without limitation, the following: disputes with suppliers and customers, overpayments, any amounts owed by any creditor, vendor or other entity, employee, management or operational matters, disputes with current or former employees, financial reporting, environmental matters, insurance matters, accounts receivable, warranties, contractual obligations or tort claims which may exist or subsequently arise; (d) any objections to Claims and claims and

----------
(6) The Debtor's estimates of post-confirmation expenses, including estimates of expenses for prosecution of Litigation, are described in Section IV.C.2., below.

                                          FIRST AMENDED DISCLOSURE STATEMENT FOR
                                            FIRST AMENDED PLAN OF REORGANIZATION
                                       25
defenses of the Debtor with respect to objections to Claims; (e) any and all avoidance claims pursuant to any applicable provision of the Bankruptcy Code, including, without limitation, sections 544, 545, 547, 548, 549, 550, 551, and/or 553 of the Bankruptcy Code arising from any transaction involving or concerning the Debtor; and (f) any Litigation claims expressly identified herein.

      Among other claims, the Litigation preserved by the Debtor for the Reorganized Debtor (or its designee) under the Plan includes (a) a collection action against Fuzion Wireless; (b) the dispute regarding the claims and interests asserted by Solectron in the Disputed Inventory Allocation; (c) Litigation to recover amounts in the Rabbi Trust established by the Debtor and held by Reliance Trust with respect to the Debtor's deferral compensation program; (d) collections of notes receivables from former directors, officers and employees of the Debtor, each of which is described in greater detail below; and (e) all avoidance action on account of all payments and other transfers made by the Debtor within ninety (90) days, or in the case of insiders one year, all of which known transfers are listed in the Debtor's Schedules and Statements of Financial Affairs filed with the Court.

      In particular, Fuzion Wireless Communications, Inc. ("Fuzion") was a former customer of the Debtor. Fuzion and the Debtor were parties to various contracts for the purchase of the Debtor's products, joint development, cooperative marketing, and a license for the Debtor's technology. In December 2000, after a quantity of the Debtor's products was ordered by and shipped to Fuzion, Fuzion breached its agreements with the Debtor and did not make payment on the goods. The Debtor has commenced litigation against Fuzion with respect to the breach of its agreements with the Debtor in the United States District Court for the Northern District of California, seeking damages of $4,254,060. Such litigation is pending. However, the Debtor is informed and believes that Fuzion has recently filed its own Chapter 11 bankruptcy case, rendering collection of the amounts due questionable.

      Additionally, as described above, in settlement of the objection filed by Solectron to the Sale with respect to the inclusion in the Sale of the Disputed Inventory, $692,538.96 of the Purchase Price was reserved as the Disputed Inventory Allocation at the Closing of the Sale. All

                                          FIRST AMENDED DISCLOSURE STATEMENT FOR
                                            FIRST AMENDED PLAN OF REORGANIZATION
                                       26
liens, claims and interests in and to the Disputed Inventory, including those of Solectron, if any, attached to the Disputed Inventory Allocation with the same validity, priority, extent and perfection as existed in the Disputed Inventory prior to the Sale; and all rights of the Debtor and the Committee to challenge such liens, claims and interests were expressly reserved. Subsequently, the Disputed Inventory Allocation was paid by the Debtor to Solectron pending resolution of the dispute, and the amount of Solectron's claim against the Debtor that would otherwise have been allowed in the Debtor's case was reduced by an equal amount.

      The Debtor disputes the validity, priority, extent and perfection of Solectron's asserted liens, claims and interests in and to the Disputed Inventory Allocation, and the Debtor anticipates that either it or the Committee will bring an adversary proceeding to challenge such liens, claims and interests prior to the date of the first distribution to unsecured creditors of the Debtor pursuant to the Plan. In the event such an adversary proceeding is brought, the Disbursing Agent will withhold from any distribution to Solectron in a segregated account, pending resolution of the adversary proceeding, an amount calculated as follows: [Disputed Inventory Allocation minus (Disputed Inventory Allocation multiplied by the percentage distribution to unsecured creditors)].

      Prior to March 2000, the Debtor established a deferred compensation program for certain of its highly compensated employees. Pursuant to this program, participating employees agreed to defer receipt of a portion of their compensation from the Debtor. The Debtor paid into a "Rabbi Trust" maintained by Reliance Trust Co. as Trustee ("Reliance") certain amounts with respect to the deferred compensation program, with no implication that the program was "pre-funded." As of the Petition Date, the Rabbi Trust held approximately $3.9 million. The trust agreement establishing the Rabbi Trust explicitly provides that upon insolvency of the Debtor, all amounts held in the Rabbi Trust are subject to the claims of the Debtor's general unsecured creditors, and that plan participants have no preferred claim on, or beneficial ownership in, amounts held in the trust. The Debtor has requested turnover of the funds held by Reliance, and Reliance has requested that the Debtor commence an interpleader action to determine the respective rights of the Debtor and the participating employees in and to the funds. If necessary, the Debtor intends to institute litigation to compel the turnover of the funds.

                                          FIRST AMENDED DISCLOSURE STATEMENT FOR
                                            FIRST AMENDED PLAN OF REORGANIZATION
                                       27

      The Debtor offered interest-free loans to certain of its executives for, among other things, the purchase of personal residences. Such loans were made to three executives in the aggregate amount of approximately $1 million. In particular, notes receivable are owed to the Debtor by the following former executives:


                   ----------------------------------------
                              Borrower Loan Amount
                   ----------------------------------------
                   Donna Birks              $500,000
                   ----------------------------------------
                   Fred Lawrence            $150,000
                   ----------------------------------------
                   John Zhang               $366,000
                   ----------------------------------------

      No payments have been made by any of the borrowing executives on these loans. The Debtor is or will be pursuing collections on these loans, but the Debtor anticipates that litigation may be necessary to collect the amounts due on these loans and reserves the right to institute such litigation. Such notes receivable may be subject to defenses.

           ----------------------------------------------------------
                           PROJECTED PLAN PROCEEDS(7)
           ----------------------------------------------------------
           Available Cash                               $30,000,000
           ----------------------------------------------------------
           Liquidation Proceeds                             200,000
           ---------------------------------------------------------
           Litigation Recovery                                    0(8)
           ----------------------------------------------------------
           TOTAL                                        $30,200,000
           ----------------------------------------------------------

      B.    PRIORITY TAX CLAIMS.
            -------------------

      The Debtor has filed tax returns for all previous years and does not believe it owes taxes for any prior tax years.

      1.    Tax Claimants.
            -------------

      The Debtor has scheduled priority claims for sales and use taxes totaling approximately $5,500 for various state taxing authorities. In addition, the Debtor has scheduled claims for other

----------
(7) The amounts in this chart are estimates, only, Actual Proceeds may vary significantly.

(8) Because potential net proceeds from Ltigation are uncertain and speculative at this time, no value is being assigned to such recoveries.

                                          FIRST AMENDED DISCLOSURE STATEMENT FOR
                                            FIRST AMENDED PLAN OF REORGANIZATION
                                       28
miscellaneous taxes totaling approximately $113,000, although the Debtor did not schedule such claims as being entitled to priority.

      2.    Treatment of Tax Claims.
            -----------------------

      The Plan provides that the Debtor may pay Priority Tax Claims, if any, in full upon the Effective Date or defer payment for a period of not more than six
(6) years.

C.    ADMINISTRATIVE CLAIMS AND PLAN EXPENSES.
      ---------------------------------------
F.
      The Plan provides that, subject to the bar date for Administrative Claims established therein, each holder of an unpaid Administrative Claim will receive on the Effective Date, or as soon as practicable thereafter, Cash equal to the unpaid Allowed amount of such Claim. Plan Expenses, i.e., expenses incurred in the implementation of the Plan, will be paid by the Disbursing Agent from the Plan Proceeds without notice to Creditors or approval of the Bankruptcy Court.

      The Plan establishes an Administrative Bar Date for the filing of Administrative Claims. Any holder of such a Claim that fails to comply with the Administrative Bar Date will be forever barred from asserting such Claim against the Debtor or any property of the Debtor and from sharing in any distribution under the Plan.

      1.    Administrative Expenses.
            ------------------------

            a.    Services By and Fees of Professionals Prior to the Effective
                  Date.
                  ------------------------------------------------------------

      The Plan provides that fees and expenses for the Professionals retained by the Debtor for services rendered and costs incurred after the Filing Date and prior to the Effective Date will be paid following approval by the Bankruptcy Court after notice and a hearing. The following chart is a projection of professional fees assuming an Effective Date of February 28, 2002.

                                          FIRST AMENDED DISCLOSURE STATEMENT FOR
                                            FIRST AMENDED PLAN OF REORGANIZATION
                                       29

       NAME           ROLE    AMOUNT DUE(9)  RETAINER     TREATMENT UNDER PLAN
                                              CREDIT
--------------------------------------------------------------------------------
Pachulski, Stang,      Bankruptcy  $100,000       N/A   To be paid after court
Ziehl, Young &         Counsel                          approval of Final Fee
Jones P.C.                                              Application
--------------------------------------------------------------------------------
Cooley Godward LLP     Special      $35,000       N/A   To be paid after court
                       Counsel                          approval of Final Fee
                                                        Application
--------------------------------------------------------------------------------
Andersen LLP           Accountants  $25,000       N/A   To be paid after court
                       and                              approval of Final Fee
                       Financial                        Application
                       Advisors
--------------------------------------------------------------------------------
Finnegan,              Special       $6,000       N/A   To be paid after court
Henderson Farabow      Trademark                        approval of Final Fee
Garrett & Dunner       Counsel                          Application
LLP
--------------------------------------------------------------------------------
Gabriel Moss,          Special       $6,000       N/A   To be paid after court
Q.C., Jeremy           UK                               approval of Final Fee
Goldring and           Counsel                          Application
Daniel Bayfield
--------------------------------------------------------------------------------
Murray & Murray        Committee    $25,000       N/A   To be paid after court
                       Counsel                          approval of Final Fee
                                                        Application
--------------------------------------------------------------------------------
PricewaterhouseCoopers Committee    $15,000       N/A   To be paid after court
                       Financial                        approval of Final Fee
                       Advisors                         Application
================================================================================

       b.    Other Administrative Expenses.
             -----------------------------

      The Plan provides for the payment as an Administrative Claim of the actual and necessary costs or expenses of preserving the Debtor's estate or conducting the affairs of the Debtor. The Debtor does not believe it has incurred any expenses during the case that would constitute an Administrative Claim that have not been paid in the ordinary course of its Post-Filing Date



----------
(9) The amounts in this chart are estimates only, and do not contemplate the initiation or defense of significant litigation prior to the Effective Date. Actual costs may vary significantly from the estimates provided herein. Additionally, the amounts set forth are exclusive of amounts paid to such Professionals pursuant to interim fee applications previously approved by the Bankruptcy Court in this case as follows:

================================================================================
   Professional     Allowed     Allowed       Total         Retainer  Total Paid
                      Fees      Expenses     Allowed         Credit
--------------------------------------------------------------------------------
Pachulski, Stang,     $233,187.00 $36,707.71 $269,894.71 $170,964.97  $98,929.74
Ziehl, Young &
Jones P.C.
--------------------------------------------------------------------------------
Murray & Murray       $ 28,953.50 $ 1,926.23 $ 30,879.73         N/A  $30,879.73
--------------------------------------------------------------------------------
PricewaterhouseCoopers
LLP                   $ 20,010.00       0.00 $ 20,010.00         N/A  $20,010.00
--------------------------------------------------------------------------------
Cooley Godward LLP    $246,302.50 $ 7,792.90 $254,095.40 $140,901.81 $113,193.59
--------------------------------------------------------------------------------
Andersen LLP          $201,961.00 $ 1,752.00 $203,713.00 $100,000    $103,713.00
================================================================================

                                          FIRST AMENDED DISCLOSURE STATEMENT FOR
                                            FIRST AMENDED PLAN OF REORGANIZATION
                                       30
affairs. However, out of an abundance of caution, such claims are estimated to total approximately $25,000.

      2.    Plan Expenses.

      a.    Services By Professionals and Certain Parties After the Effective
            Date.
            -----------------------------------------------------------------

      The Plan provides that fees owing for services rendered and costs incurred on and after the Effective Date by the Disbursing Agent, or by the Professionals representing the Reorganized Debtor, the Disbursing Agent or the Committee to assist in the implementation of the Plan, will be paid by the Disbursing Agent from the Plan Proceeds. The Reorganized Debtor will likely need the assistance of counsel to, among other things, object to Claims, prosecute the Litigation, or handle the sale, liquidation, or collection of its remaining assets. Because Bankruptcy Court review of the fees and expenses of Professionals will entail additional costs, and thereby reduce distributions to Creditors, the Plan provides that all fees and expenses of the Disbursing Agent and the professionals assisting the Disbursing Agent and the Reorganized Debtor in implementing the Plan and making distributions under the Plan may be paid by the Disbursing Agent without further notice to Creditors or holders of Interests or approval of the Bankruptcy Court provided that fifteen (15) days prior written notice and opportunity to object is provided to counsel for the Debtor and counsel for the Committee.

      In addition, the Reorganized Debtor may require administrative or clerical assistance in tracking claims, collecting receivables, accounting, document and file management and correspondence.

      b.    Other Plan Expenses.
            -------------------

      Although the Debtor does not presently anticipate any other Plan Expenses, it is possible that it will retain additional Professionals to assist it with the closing of the case.

      c.    Summary of Plan Expenses.
            ------------------------

      The following chart briefly summarizes the projected cost of implementing the Plan after the Effective Date. The following chart presumes that the Plan will be confirmed and effective by February 28, 2002. The figures represent the Debtor's best current estimate, only. Actual Plan Expenses may vary significantly from the estimates set forth below.

                                          FIRST AMENDED DISCLOSURE STATEMENT FOR
                                            FIRST AMENDED PLAN OF REORGANIZATION
                                       31

           ======================================================
           DESCRIPTION                     ESTIMATED AMOUNT
           ------------------------------------------------------
           Disbursing Agent                     $50,000
           ------------------------------------------------------
           Professionals                       $400,000(10)
           ------------------------------------------------------
           Liquidation Administration          $125,000
           ------------------------------------------------------
           Distribution Processing              $25,000
           ------------------------------------------------------
           U.S. Trustee Fees                    $30,000
           ------------------------------------------------------
           Miscellaneous                        $50,000
           ------------------------------------------------------
           TOTAL                               $680,000
           ======================================================

                                       V.

                             IMPLEMENTATION OF PLAN
                             ----------------------

      The Plan will be implemented as follows:

       1.    Available Cash.
             --------------

       On or immediately following the Effective Date, the Claims Reserve Account will be opened by the Disbursing Agent and funded with the Available Cash, which funds will constitute Plan Proceeds. Thereafter, from time to time, upon receipt of any Liquidation Proceeds or any Litigation Recovery, such funds will be promptly delivered by the Reorganized Debtor to the Disbursing Agent for deposit into the Claims Reserve Account and will become part of the Plan Proceeds.

      2.    Collection of Plan Proceeds.
            ---------------------------

      From and after the Effective Date, the Reorganized Debtor will retain and pursue the Litigation on such terms and conditions as are consistent with the interests of Creditors and the reasonable business judgment of the Reorganized Debtor, sell or liquidate the Debtor's remaining tangible and intangible assets, and collect the Debtor's accounts receivable. All Cash, all Liquidation Proceeds, and all Litigation Recoveries realized or obtained by the Reorganized

----------
(10) This estimate assumes no substantial litigation costs, but rather is predicated upon the likely costs of the claims litigation process, together with limited asset recovery activities. If substantial litigation is required to, for example, recover the funds held in the "Rabbi Trust" described above, additional expense will likely be incurred.

                                          FIRST AMENDED DISCLOSURE STATEMENT FOR
                                            FIRST AMENDED PLAN OF REORGANIZATION

Debtor will be promptly delivered to the Disbursing Agent for deposit into the Claims Reserve Account and such funds will be held in trust by the Disbursing Agent as Plan Proceeds. Except as otherwise provided in the Plan and the Confirmation Order, such Plan Proceeds will be free and clear of all Claims and Liens and will only be expended in accordance with the provisions of the Plan. To the extent required to make distributions to the holders of Allowed Claims, fund the Claims Reserve Account, pay Plan Expenses, and otherwise implement the Plan, all Plan Proceeds will be held in trust by the Disbursing Agent and will be distributed to Creditors in accordance with section 1123 of the Bankruptcy Code.

      3.    Payment of Plan Expenses.
            ------------------------

      All Plan Expenses may be paid by the Disbursing Agent from the Claims Reserve Account without approval of the Bankruptcy Court upon fifteen (15) days notice to counsel for the Debtor and counsel for the Creditors' Committee. Any disputes concerning the payment of Plan Expenses will be submitted to the Bankruptcy Court for resolution.

      4.    Distribution of Plan Proceeds.
            -----------------------------

      The Plan Proceeds will be used to satisfy the payments required under the Plan, provided that, the Disbursing Agent will only distribute Net Plan Proceeds to the holders of Allowed Claims or Allowed Interests in such amounts and at such times as are set forth in the Plan. No payments or distributions will be made by the Disbursing Agent on account of Disputed Claims or Disputed Interests unless and to the extent such Claims or Interests become Allowed Claims or Allowed Interests. The Net Plan Proceeds allocated to Disputed Claims will not be distributed but will be held in the Claims Reserve Account by the Disbursing Agent in accordance with the Plan pending resolution of such Disputed Claims.

      5.    Post-Confirmation Operations and Dissolution of the Reorganized
             Debtor.
            ---------------------------------------------------------------

      Following the Effective Date, the Reorganized Debtor will sell or dispose of any remaining assets, collect accounts receivable, generate Liquidation Proceeds, prosecute or settle the Litigation, promptly transfer all receipts and collections to the Disbursing Agent for deposit into the Claims Reserve Account, and generally administer the Plan. Upon distribution of all Plan Proceeds, conclusion of all Litigation, and the allowance or disallowance of all Claims and

                                          FIRST AMENDED DISCLOSURE STATEMENT FOR
                                            FIRST AMENDED PLAN OF REORGANIZATION
                                       33

Interests, the Reorganized Debtor will close the case, obtain a final decree and be dissolved by the below-referenced management of the Reorganized Debtor under applicable law, or will be otherwise disposed as such management deems appropriate in accordance with applicable law.

      6.   Full and Final Satisfaction.
           ---------------------------

      Commencing upon the Effective Date, the Disbursing Agent will be authorized and directed to distribute the amounts required under the Plan to the holders of Allowed Claims and Interests according to the provisions of the Plan. Upon the Effective Date, all Debts of the Debtor will be deemed fixed and adjusted pursuant to the Plan and the Debtor will have no further liability on account of any Claims or Interests except as set forth in the Plan. All payments and all distributions made by the Disbursing Agent under the Plan will be in full and final satisfaction, settlement and release of all Claims; provided, however, that nothing contained in the Plan will be deemed to constitute or result in a discharge of the Debtor under Bankruptcy Code section 1141(d).

      7.   Distribution Procedures.
           -----------------------

      Except as otherwise agreed by the holder of a particular Claim or Interest, or as provided in the Plan, all amounts to be paid by the Disbursing Agent under the Plan will be distributed in such amounts and at such times as is reasonably prudent. On the Effective Date, or as soon as practicable thereafter, the Disbursing Agent will (a) marshal all then available Plan Proceeds, (b) establish and fund the Claims Reserve Account pursuant to the Plan, and (c) make interim and final distributions of Plan Proceeds from the Claims Reserve Account in the amounts and according to the priorities set forth in the Plan. Notwithstanding any provision to the contrary in the Plan, distributions may be made in full or on a Pro Rata basis depending on (i) the amount of the Allowed Claim, (ii) the then available Plan Proceeds in the Claims Reserve Account, and
(iii) the then anticipated Plan Proceeds. The Disbursing Agent will make the Cash payments to the holders of Allowed Claims: (a) in U.S. dollars by check, draft or warrant, drawn on a domestic bank selected by the Disbursing Agent in its sole discretion, or by wire transfer from a domestic bank, at the Disbursing Agent's option, and (b) by first-class mail (or by other equivalent or superior means as determined by the Disbursing Agent).

                                          FIRST AMENDED DISCLOSURE STATEMENT FOR
                                            FIRST AMENDED PLAN OF REORGANIZATION
                                       34

      8.   Disbursing Agent.
           ----------------

      The Disbursing Agent may employ or contract with other entities to perform the obligations created under the Plan. Any third party Disbursing Agent will receive reasonable compensation for services rendered and reimbursement for expenses incurred in connection with the Plan or any functions or responsibilities adopted under the Plan, which amounts may be deducted from the Claims Reserve Account as Plan Expenses upon fifteen (15) days notice to counsel for the Debtor and counsel for the Creditors' Committee. To the extent the Reorganized Debtor acts as the Disbursing Agent, the Reorganized Debtor will not receive a fee for such services, although the Reorganized Debtor may employ and pay persons or entities salaries, wages or ordinary compensation for services performed. For good cause shown, upon not less than 15 days' written notice to the Reorganized Debtor, the Disbursing Agent if different, and their counsel, the Committee may apply to the Court for the appointment of a replacement Disbursing Agent and/or Responsible Individual for the Reorganized Debtor. The Debtor and the Reorganized Debtor reserve all rights to oppose such an application.

      9.   Claims Reserve Account.
           ----------------------

      On or as soon as practicable after the Effective Date, the Disbursing Agent will (a) create and fund the Claims Reserve Account, and (b) periodically deposit the Cash from the Plan Proceeds into the Claims Reserve Account to satisfy the obligations created under the Plan. The Claims Reserve Account will contain the following five sub-accounts: (1) Administrative Claims, (2) Priority/Secured Claims, (3) Plan Expenses, (4) Allowed Unsecured Claims and (5) Allowed Interests. Each sub-account within the Claims Reserve Account will contain an amount of Cash deemed sufficient by the Reorganized Debtor for the payment of all accrued and anticipated Plan Expenses, Allowed Claims (including Allowed Administrative Claims) and Disputed Claims. Any remainder in the Claims Reserve Account after payment of all Allowed Claims, establishment of appropriate reserves for Disputed Claims, and payment of or reservation for Plan Expenses will constitute the Residue and such Residue will be distributed pro rata to the holders of Allowed Interests. The Disbursing Agent will be authorized to transfer funds among sub-accounts as necessary to replenish any sub-accounts as and when distributions are made to

                                          FIRST AMENDED DISCLOSURE STATEMENT FOR
                                            FIRST AMENDED PLAN OF REORGANIZATION
                                       35

Creditors. Upon the satisfaction in full of all Claims within the applicable sub-account, any remaining funds in such sub-account, plus any accrued earnings, will be transferred to the Allowed Interests sub-account. Subject to the Plan, all Plan Expenses may be deducted and paid from the Plan Expenses sub-account without further Bankruptcy Court approval upon fifteen (15) days prior written notice and opportunity to object to counsel for the Debtor and Counsel for the Committee. The Disbursing Agent will periodically transfer all earnings and interest income on the Claims Reserve Account for deposit to the Allowed Unsecured Claims sub-account and, following payment in full of all Allowed Claims in Class 3, such earnings and interest income will be deposited to the Allowed Interests sub-account. Unless otherwise provided in the Confirmation Order, the Claims Reserve Account will be invested by the Disbursing Agent in a manner consistent with the objectives of section 345(a) of the Bankruptcy Code.

      10.   Resolution of Disputed Claims and Interests.
            -------------------------------------------

      All objections to Claims and Interests shall be filed and served not later than 180 days following the Effective Date, subject to extension for good cause shown. If an objection is not timely filed by such deadline, any remaining Disputed Claims or Interests shall be deemed to be Allowed Claims or Interests for purposes of the Plan. In addition to the Reorganized Debtor, the Committee shall remain in existence after Confirmation and shall be authorized and empowered to file and prosecute objections to Claims and Interests not filed by the Reorganized Debtor upon 10 days prior written notice to the Reorganized Debtor without further order of the Court. Additionally, the Committee shall be authorized to seek relief from the Bankruptcy Court to compel the Debtor to settle a particular objection to a Claim subject to all defenses available to the Debtor with respect to any such motion or application. Subject to the following sentence of this section 5.10, unless otherwise provided in the Confirmation Order, the Reorganized Debtor or the Committee, as applicable, shall be authorized to settle, or withdraw any objections to, any Disputed Claim following the Confirmation Date without further notice to Creditors or authorization of the Bankruptcy Court, in which event such Claim shall be deemed to be an Allowed Claim in the amount compromised for purposes of the Plan. Notwithstanding the foregoing, the Reorganized Debtor or the Committee, as applicable, shall not settle or withdraw

                                          FIRST AMENDED DISCLOSURE STATEMENT FOR
                                            FIRST AMENDED PLAN OF REORGANIZATION
                                       36
any objection to a Claim or Interest except upon fifteen (15) days prior written notice and opportunity to object to the other party and, in the case of a Claim to be allowed in an amount greater than $200,000, to all parties who have filed and served on the Debtor, Reorganized Debtor, and the Committee a request for post-confirmation notice of such settlements. In the event any party in interest objects to such proposed settlement or withdrawal, a hearing shall be held before the Court on such proposed settlement or withdrawal on not less than 15 days' notice to the objecting party, the Debtor or Reorganized Debtor, the Committee, and the holder of the relevant Claim or Interest.

       11.   Reserve Provisions for Disputed Claims and Interests.
             ----------------------------------------------------

      The Disbursing Agent will implement the following procedures with respect to the allocation and distribution of Cash in the Claims Reserve Account to the holders of Disputed Claims that become Allowed Claims:

            (a) Cash respecting Disputed Claims will not be distributed, but, if necessary, will be withheld by the Disbursing Agent in an amount equal to such distributions as would otherwise be made to the holders of such Claims based on the Disputed Claims Amount.

            (b) All holders of Allowed Unsecured Claims will be entitled to receive interim distributions under the Plan. No distributions may be made to the holders of Allowed Claims unless adequate reserves are established for the payment in full (with interest at the applicable Plan Interest Rate) of all Allowed Claims and, based upon the Disputed Claims Amount, all Disputed Claims, and sufficient funds are also reserved for expected Plan Expenses. Upon the Final Resolution Date, all amounts remaining in sub-accounts 1-3 of the Claims Reserve Account, after reservation of an appropriate amount for anticipated Plan Expenses, will be transferred to sub-account 4 for final distribution to the holders of Allowed Class 3 Claims. Any funds remaining after the Final Resolution Date and payment in full (with interest at the applicable Plan Interest Rate) to the holders of Allowed Claims will become part of the Residue.

            (c) For the purposes of effectuating the provisions of this section, the Bankruptcy Court may estimate the amount of any Disputed Claim pursuant to section 502(c) of the Bankruptcy Code, in which event the amounts so fixed or liquidated will be deemed to be

                                          FIRST AMENDED DISCLOSURE STATEMENT FOR
                                            FIRST AMENDED PLAN OF REORGANIZATION
                                       37

Allowed Claims pursuant to section 502(c) of the Bankruptcy Code for purposes of distribution under the Plan. In lieu of estimating the amount of any Disputed Claim, the Bankruptcy Court or the Disbursing Agent may determine the Disputed Claims Amount to be reserved for such Disputed Claim, or such amount may be fixed by agreement in writing by and between the Debtor and the holder thereof.

            (d) When a Disputed Claim becomes an Allowed Claim, there will be distributed to the holder of such Allowed Claim, in accordance with the provisions of the Plan, Cash equal to a Pro Rata Share of the Cash set aside for Disputed Claims within the applicable sub-account of the Claims Reserve Account.

            (e) Interim distributions may be made from time to time to the holders of Allowed Claims prior to the resolution by Final Order or otherwise of all Disputed Claims; provided that, the aggregate amount of Cash to be distributed at such time from the Claims Reserve Account is practicable in comparison to the anticipated costs of such interim distributions.

            (f) No holder of a Disputed Claim will have any Claim against the Cash reserved with respect to such Claim until such Disputed Claim becomes an Allowed Claim. In no event will any holder of any Disputed Claim be entitled to receive (under the Plan or otherwise) from the Debtor, the Reorganized Debtor, or the Claims Reserve Account (x) any payment which is greater than the amount reserved for such Claim by the Bankruptcy Court pursuant to this section, or (y) any interest or other compensation for delays in distribution except as otherwise permitted under the Plan. In no event will the Reorganized Debtor have any responsibility or liability for any loss to or of any amount reserved under the Plan.

            (g) To the extent a Disputed Claim ultimately becomes an Allowed Claim in an amount less than the Disputed Claim Amount reserved for such Disputed Claim, then the resulting surplus of cash will be retained in the Claims Reserve Account and will be distributed among the holders of Allowed Claims until such time as each holder of an Allowed Claim has been paid the Allowed amount of its Claim, with interest at the applicable Plan Interest Rate.

                                          FIRST AMENDED DISCLOSURE STATEMENT FOR
                                            FIRST AMENDED PLAN OF REORGANIZATION
                                       38

Upon the Final Resolution Date, any such surplus remaining will become part of the Residue, and will not be subject to the unclaimed property or escheat laws of any governmental unit.

            (h) Upon payment in full (with interest at the applicable Plan Interest Rate) of all Allowed Claims, or the establishment of adequate reserves for the payment in full of such Claims, and establishment of adequate reserves for expected Plan Expenses and all Disputed Claims and Disputed Interests, the Disbursing Agent may commence distribution of the Residue to the holders of Allowed Interests. Interim or partial distributions may be made to the holders of Allowed Interests if in the judgment of the Disbursing Agent there are sufficient Plan Proceeds held in reserve to cover anticipated Plan Expenses and any remaining Disputed Interests. No holder of a Disputed Interest will have any right to the Cash reserved with respect to such Interest until such Disputed Interest becomes an Allowed Interest.

      12.   Disputed Payments.
            -----------------

      In the event of any dispute between and among Creditors as to the right of any entity to receive or retain any payment or distribution to be made to such entity under the Plan, the Disbursing Agent may, in lieu of making such payment or distribution to such entity, instead hold such payment or distribution until the disposition thereof is determined by the Bankruptcy Court.

      13.   Unclaimed Property.
            ------------------

      Any entity which fails to claim any Cash within 180 days from the date upon which a distribution is first made to such entity will forfeit all rights to any distribution under the Plan. Upon forfeiture, such Cash (including interest thereon) will be deposited into the Claims Reserve Account to be distributed to the holders of Allowed Claims in the manner described in the Plan for distribution of excess amounts. Entities which fail to claim Cash will forfeit their rights thereto and will have no claim whatsoever against the Debtor, the Reorganized Debtor, or the Disbursing Agent or any holder of an Allowed Claim to whom distributions are made by the Disbursing Agent.

      14.   Setoffs.
            -------

      Nothing contained in the Plan constitutes a waiver or release by the Debtor of any right of setoff or recoupment the Debtor may have against any Creditor or Interest Holder.

                                          FIRST AMENDED DISCLOSURE STATEMENT FOR
                                            FIRST AMENDED PLAN OF REORGANIZATION
                                       39

      15.   Withholding Taxes.
            -----------------

      Pursuant to section 346(f) of the Bankruptcy Code, the Disbursing Agent will be entitled to deduct any federal, state or local withholding taxes from any Cash payments made with respect to Allowed Claims, as appropriate. The Debtor will comply with all reporting obligations imposed on it by any governmental unit.

      16.   Excess Proceeds.
            ---------------

      To the extent the Plan Proceeds exceed the amount necessary to fully perform the Plan and make all of the distributions to the holders of Allowed Claims as required under the Plan, such excess will become part of the Residue.

      17.   Management of Reorganized Debtor.
            --------------------------------

      On or before fifteen days prior to the hearing on confirmation of the Plan, the Debtor will file a supplemental notice with the Court identifying the individual proposed to serve, after confirmation of the Plan, as the post-confirmation Responsible Individual of the Reorganized Debtor and disclosing such individuals' affiliations.

      18.   Committee.
            ---------

      The Committee will continue to serve and function following the Effective Date, with all of the duties, obligations, defenses and immunities provided by the Plan or applicable provisions of the Bankruptcy Code, for the purpose of monitoring and making recommendations concerning the administration and distribution of the Reorganized Debtor's assets, subject to the following:

            (a) Membership. In the event any member of the Committee assigns, releases, transfers or otherwise ceases to hold all or substantially all of its Allowed Claim, such assignment, release, transfer or other disposition will be deemed to constitute such member's resignation from the Committee. In the event that any member of the Committee resigns, is removed or otherwise becomes ineligible to serve as a member of the Committee, a replacement may be selected by the remaining Committee members.

            (b) Retention of Professionals. The Committee will be entitled to retain, employ and compensate Professionals, in order to assist with its obligations and rights under the terms of the Plan.

                                          FIRST AMENDED DISCLOSURE STATEMENT FOR
                                            FIRST AMENDED PLAN OF REORGANIZATION
                                       40

      The Debtor and the Reorganized Debtor reserve all rights with respect to the exercise by the Committee of any of such activities.

      19.   Postconfirmation United States Trustee Quarterly Fees
            -----------------------------------------------------

      A quarterly fee will be paid by the Reorganized Debtor to the United States Trustee, for deposit into the Treasury, for each quarter (including any fraction thereof) until this case is converted, dismissed, or closed pursuant to a final decree, as required by 28 U.S.C. ss. 1930(a)(6).

      20.   Chapter 11 Postconfirmation Reports and Final Decree
            ----------------------------------------------------

            (a) Postconfirmation Reports. Not later than 90 days after entry of the Confirmation Order, the Reorganized Debtor will file a quarterly postconfirmation status report, the purpose of which is to explain the progress made toward substantial consummation of the confirmed Plan. The report will include a statement of receipts and disbursements, with the ending cash balance, for the applicable quarterly period. The report will also include information sufficiently comprehensive to enable the court to determine: (1) whether the Confirmation Order has become final; (2) whether deposits, if any, required by the Plan have been distributed; (3) whether any property proposed by the Plan to be transferred has been transferred; (4) whether the Reorganized Debtor has assumed the management of the property dealt with by the Plan; (5) whether payments under the Plan have commenced; (6) whether accrued fees due to the United States Trustee under 28 U.S.C. ss. 1930(a)(6) have been paid; and (7) whether all motions, contested matters and adversary proceedings have been finally resolved. Further reports will be filed at the end of every calendar quarter thereafter until entry of a final decree, unless otherwise ordered by the Court.

            (b) Service of Reports. A copy of each report will be served, no later than the day upon which it is filed with the Court, upon the United States Trustee and such other persons or entities as may request such reports in writing by special notice filed with the Court.

            (c) Final Decree. After the estate is fully administered, the Reorganized Debtor will file an application for a final decree, and shall serve the application on the United States Trustee, together with a proposed final decree.

                                          FIRST AMENDED DISCLOSURE STATEMENT FOR
                                            FIRST AMENDED PLAN OF REORGANIZATION
                                       41

                                      VI.

                       EXECUTORY CONTRACTS AND LITIGATION
                       ----------------------------------

A.    EXECUTORY CONTRACTS AND UNEXPIRED LEASES.
      ----------------------------------------

      1.    Assumption.
            ----------

      The Debtor will assume each of the executory contracts and unexpired leases identified on Schedule A to the Plan (together with any additions, deletions, modifications or other revisions to such Schedule as may be made by the Debtor prior to the Confirmation Date). The Debtor reserves the right to make additions to or deletions from Schedule A up to the time of the commencement of the Confirmation Hearing.

      2.    Rejection.
            ---------

      In addition to executory contracts and unexpired leases previously rejected by the Debtor, the Debtor will reject each of the executory contracts and unexpired leases identified on Schedule B to the Plan (together with any additions, deletions, modifications or other revisions to such Schedule as may be made by the Debtor prior to the Confirmation Date), and any and all other executory contracts or unexpired leases of the Debtor not expressly identified for assumption on Schedule A to the Plan, not expressly assumed prior to the Confirmation Date, or not the subject of a pending motion to assume as of the Confirmation Date. The Debtor reserves the right to make additions to or deletions from Schedule B up to the time of the commencement of the Confirmation Hearing. Any Rejection Claim arising from the rejection of an executory contract or unexpired lease under the Plan must be filed within thirty (30) days of service of the Confirmation Order as provided in the Bar Date Order (such date being the Rejection Claims Bar Date) or be forever barred from asserting such Claim against the Debtor or any property of the Debtor and from sharing in any distribution under the Plan.

      3.    Satisfaction of Assumption Obligations.
            --------------------------------------

      The Debtor will satisfy all Assumption Obligations by making a Cash payment, in the manner provided in section 6.2 of the Plan, equal to the lesser of the amount: (a) set forth in any proof of Claim respecting such Assumption Obligations, (b) set forth in any notice filed and

                                          FIRST AMENDED DISCLOSURE STATEMENT FOR
                                            FIRST AMENDED PLAN OF REORGANIZATION
                                       42
served in connection with the Confirmation Hearing, or (c) agreed to in writing between the Debtor and the non-debtor parties to such contracts or leases, unless an objection to such proposed treatment is filed with the Bankruptcy Court and served on counsel to the Debtor on or prior to the date set by the Bankruptcy Court for filing objections to Confirmation of the Plan, and the Court after notice and hearing determines that the Debtor is obligated to pay a different amount under section 365 of the Bankruptcy Code, in which case the Debtor will have the right within ten (10) days after such determination to seek an order of the Bankruptcy Court rejecting such executory contract or unexpired lease. All agreements and stipulations entered into by the Debtor on or after the Filing Date, and all executory contracts and unexpired leases previously assumed by the Debtor on or after the Filing Date, will remain in full force and effect following Confirmation to the extent and in the manner set forth in such agreements, stipulations and assumed contracts or leases, in each case as approved and authorized by the Bankruptcy Court, and as the same may have been amended, modified or transferred.

      4.    Effect of Confirmation Order.
            ----------------------------

      The Confirmation Order will constitute an order of the Bankruptcy Court approving the assumption or rejection, as the case may be, pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code of all executory contracts and unexpired leases under this Article of the Plan. The contracts and leases identified on Schedule A and Schedule B to the Plan will be assumed or rejected, respectively, only to the extent that such contracts or leases constitute executory contracts or unexpired leases, and the identification of such agreements on Schedule A or Schedule B does not constitute an admission with respect to the characterization of such agreements or the existence of any unperformed obligations, defaults, or damages thereunder.

B.    LITIGATION.
      ----------

      Pursuant to section 1123(b)(3) of the Bankruptcy Code, the Debtor (or the Reorganized Debtor as its successor) will retain and enforce all Litigation whether or not pending on the Effective Date. Additionally, the Reorganized Debtor may authorize the Committee and its counsel to prosecute Litigation on behalf of the Reorganized Debtor. The Reorganized Debtor may also, at its discretion, establish a litigation trust (the "Creditor Trust") for the purpose

                                          FIRST AMENDED DISCLOSURE STATEMENT FOR
                                            FIRST AMENDED PLAN OF REORGANIZATION
                                       43
of prosecuting any or all Litigation claims in the event the Reorganized Debtor determines that such a trust is necessary or would be helpful to preserve and/or prosecute such Litigation claims. The Plan shall authorize the Committee to seek authority from the Bankruptcy Court to prosecute a Litigation claim in the event the Reorganized Debtor refuses to prosecute a Litigation claim and does not authorize the Committee to prosecute such Litigation. Except as otherwise expressly provided in the Plan, the Debtor and the Reorganized Debtor reserve all rights to commence and pursue, as appropriate, any and all Litigation, whether arising prior to or after the Petition Date, in any court or other tribunal, including without limitation, in an adversary proceeding filed in the Bankruptcy Court. While the Debtor has attempted to identify Litigation which may be pursued in part IV.A.3. above, the failure to list therein any potential or existing Litigation claim generally or specifically is not intended to limit the rights of the Debtor to pursue any such action.

      Unless a Litigation claim against any Person is expressly waived, relinquished, released, compromised or settled as provided or identified in the Plan or any Confirmation Order, the Debtor and the Reorganized Debtor expressly reserve Litigation for later adjudication. Therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches shall apply to such Litigation claim upon or after the confirmation or consummation of the Plan. In addition, the Debtor and the Reorganized Debtor expressly reserve the right to pursue or adopt any claims alleged in any lawsuit in which the Debtor is a defendant or interested party, including without limitation the Litigation described herein and any other potential lawsuits against any Person.

      The Reorganized Debtor of the Committee, as applicable, will not settle or abandon a Litigation claim except upon fifteen (15) days prior written notice and opportunity to object to the other party and, in the case of a Litigation claim greater than $200,000, all parties who have filed and served on the Debtor, Reorganized Debtor, and the Committee a request for post-confirmation notice of such settlements.

                                          FIRST AMENDED DISCLOSURE STATEMENT FOR
                                            FIRST AMENDED PLAN OF REORGANIZATION
                                       44

                                      VII.

                   OTHER CRITICAL INFORMATION REGARDING THE
                  PLAN AND THE DEBTOR'S PERFORMANCE THEREUNDER
                  --------------------------------------------

A.    AVOIDANCE ACTION ANALYSIS.
      -------------------------

      The Debtor has not yet fully evaluated the preference and fraudulent transfer claims the Debtor may have against third parties. The Debtor intends to prosecute only those avoidance actions that are cost effective or otherwise can be raised as a valid defense to the allowance of a Claim pursuant to Bankruptcy Code section 502(d). The Debtor has filed its Schedules and Statements of Financial Affairs listing all transfers that the Debtor made within ninety (90) days of the Petition Date and all transfers to insiders made by the Debtor within one (1) year of the Petition Date. Any such transfers may be the subject of an avoiding action to set aside the transfer if the transfer is avoidable under Bankruptcy Code ss.ss. 544, 545, 547, 548, 549, or 550, or otherwise. Accordingly, the Debtor reserves, on behalf of itself and the Creditor Trust, all rights to seek to avoid any transfer made within ninety (90) days of the Petition Date and one (1) year of the Petition Date (as to insiders) or such longer periods as may be available under applicable non-bankruptcy law.

      The listing of transfers made by the Debtor within 90 days (for non-insiders) and one year (for insiders) which may be potentially avoidable as preferences is too voluminous to be included with this Disclosure Statement. Copies of the Debtor's Statements of Financial Affairs (which include the identification of transfers made by the Debtor within 90 days (for non-insiders) and one year (for insiders)) are on file with the Bankruptcy Court, and interested parties are encouraged to review such Statements of Financial Affairs to determine if any transfers made to a particular Creditor are included thereon. Any such transfers listed in the Statement of Financial Affairs may be subject of an avoiding action to set aside the transfer if the transfer is avoidable under Bankruptcy Code sections 544, 545, 547, 548, 549(a) or 550, or otherwise. However, with respect to such transfers listed on the Debtor's Statement of Financial Affairs, the Debtor has not yet determined whether the transferees of those transfers would have defenses to a preference action.

                                          FIRST AMENDED DISCLOSURE STATEMENT FOR
                                            FIRST AMENDED PLAN OF REORGANIZATION
                                       45

B.    ADMINISTRATIVE EXPENSES,
      PRIORITY CLAIMS AND U.S. TRUSTEE FEES.
      -------------------------------------

      The Debtor is current on all quarterly fees assessed by the Office of the United States Trustee and anticipates that it will continue to keep current on all fees charged by the Office of the United States Trustee. The Debtor estimates that the aggregate amount of professional fees and related expenses payable as an expense of administration to the Professionals listed in (Part IV, section C.1.a, above, will be approximately $205,000 through the expected Effective Date of February 28, 2002, exclusive of amounts approved by the Bankruptcy Court and paid to such Professionals on an interim basis prior to Plan Confirmation.

                                      VIII.

                              LIQUIDATION ANALYSIS
                              --------------------

      Pursuant to Bankruptcy Code section 1129(a)(7), unless there is unanimous acceptance of the Plan by an impaired Class, the Debtor must demonstrate that, and the Bankruptcy Court must determine that, with respect to such Class, each holder of a Claim or Interest will receive property of a value, as of the Effective Date of the Plan that is not less than the amount that such holder would receive if the Debtor was liquidated under Chapter 7 of the Bankruptcy Code on the Effective Date of the Plan. This requirement is commonly referred to as the "Best Interests Test." For the reasons set forth in the following paragraph, the Debtor believes it has satisfied the Best Interests Test.

      In a Chapter 7 liquidation, holders of Allowed Claims would receive distributions based on the liquidation or collection of the Debtor's assets. Such assets would include the same assets being sold or collected under the Plan
- or which have already been sold or collected during the Chapter 11 Case. However, the net proceeds from the collection and sale of property of the Estate available for distribution to Creditors would be reduced by the commission payable to the Chapter 7 trustee and the trustee's attorney's and accounting fees, as in addition to the administrative costs of the Chapter 11 Case (such as the compensation for PSZYJ).

                                          FIRST AMENDED DISCLOSURE STATEMENT FOR
                                            FIRST AMENDED PLAN OF REORGANIZATION
                                       46

      The Debtor has already reduced much of its assets to Cash. For example, the Debtor has sold substantially all of its operating assets, accounts receivable, and intellectual property. Therefore, the Debtor's Estate has already absorbed the costs of operating or winding down the Debtor's business to realize upon these and other assets. In a Chapter 7 case, the trustee would be entitled to seek a sliding scale commission based upon the funds distributed by such trustee to Creditors, even though the Debtor has already accumulated the funds and the Estate has already incurred the expense associated with generating those funds. The Debtor's estate currently has in excess of thirty million ($30,000,000) in cash to be distributed; pursuant to the Bankruptcy Code guidelines for compensation to chapter 7 trustees, a trustee would be entitled to seek in excess of $900,000 for distribution of such funds. Although under Bankruptcy Code section 326 the trustee's compensation is capped by this sliding scale, and the trustee should be required to demonstrate the reasonableness of his or her commissions in relation to work actually performed or results obtained, the Debtor cannot predict whether the trustee will seek or obtain a straight commission based solely on distributions or some lesser amount. Nonetheless, whatever the amount of compensation for a trustee, there is a reasonable likelihood that Creditors would "pay again" for the funds accumulated by the Debtor because the Chapter 7 trustee would be entitled to receive a commission in some amount for distributing the funds "handed over" to the trustee by the Debtor.

      In addition, the trustee will invariably employ legal counsel and perhaps accountants which would add additional administrative expenses that would be paid ahead of Unsecured Creditors. The Debtor already has legal counsel who is knowledgeable about this case and the Litigation that should be brought. The Debtor also has its own accounting and administrative personnel and the invaluable oversight of the wind-down committee -- who will continue to supervise the Reorganized Debtor. The learning curve for the trustee, new counsel, and perhaps new staff will also increase the administrative expenses that are paid ahead of unsecured creditors.

      It must also be noted that the Debtor's business was complex. Arcane matters of accounting and account reconciliation are best handled by the Debtor's own experienced staff.

                                          FIRST AMENDED DISCLOSURE STATEMENT FOR
                                            FIRST AMENDED PLAN OF REORGANIZATION
                                       47

These persons are especially important because of their knowledge of the Debtor and their collective memory of events and issues that cannot easily be accessed by a trustee reading "cold" records. In addition, there is no assurance the staff would remain in a Chapter 7 liquidation. Several critical employees remain (or make themselves available on an hourly basis) out of loyalty to the Debtor.

      Because the Plan is a "pot plan" (i.e., a plan that places all of the funds accumulated or collected by the Debtor into a pot to be shared in by all Creditors holding Allowed Claims), by receiving its Pro Rata Share of the Net Plan Proceeds, and Creditors will receive under the Plan proposed by the Debtor property of a value that is not less than the amount such Creditors would receive in a Chapter 7 case. But the Plan proposed by the Debtor presents a better alternative to Creditors than a Chapter 7 liquidation because the Debtor can realize upon its own assets more quickly and cheaply than a trustee who is unfamiliar with the Debtor's business and its assets and liabilities.

      The Plan provides for the liquidation of the Debtor and the distribution of the Available Cash, the Litigation Recoveries, and the Liquidation Proceeds to the parties entitled thereto. Regardless of whether the liquidation is administered by a Chapter 7 trustee or the Debtor, the same steps will have to be taken except, in the case of the Debtor, the Debtor is already intimately familiar with its own assets and liabilities, its defenses to the Liens and Claims of certain Creditors, and its causes of action against third parties. A trustee, on the other hand, will have to do the same work as the Debtor, but without full benefit of the Debtor's accumulated knowledge and experience. Therefore, there is not just incremental "learning curve" expense for the trustee and his or her professionals involved in a Chapter 7 liquidation, there is also functional loss of knowledge and experience that cannot easily be quantified.

      In addition, as suggested above, the Debtor is doubtful that a Chapter 7 trustee can pursue the Litigation as vigorously as the Debtor, or be able to identify the Litigation that is cost-effective to pursue as prudently as the Debtor, especially because the trustee would not have the knowledge and information possessed by the Debtor and the Debtor's current employees.

                                          FIRST AMENDED DISCLOSURE STATEMENT FOR
                                            FIRST AMENDED PLAN OF REORGANIZATION
                                       48

      It is also anticipated that a Chapter 7 liquidation would result in a significant delay in the payments to Creditors. Among other things, a Chapter 7 Case would trigger a new bar date for filing Claims that would be more than 90 days following conversion of the Case to Chapter 7. Fed. R. Bankr. P. 3002(c). Hence, a Chapter 7 liquidation would not only delay distribution but raise the prospect of additional claims that were not asserted in the Chapter 11 Case. Based on the foregoing, the Debtor is in the best position to bring the greatest return to Creditors.

      The Debtor believes that, if the Plan is not confirmed or is not confirmable, the only likely alternative will be conversion of the Chapter 11 case to a Chapter 7 liquidation. The Debtor believes that the Plan is more likely to yield economic benefits to Unsecured Creditors than a Chapter 7 liquidation because it will avoid a layer of administrative expense associated with the appointment of a Chapter 7 trustee.

      Similarly, under the Plan, the holders of Allowed Interests will receive the Residue, if any. Therefore, all of the foregoing arguments apply to Interest Holders with equal force. Regardless of how the Debtor is liquidated, the Debtor's Interest Holders may only receive the value of what remains after the Claims of all Creditors have been satisfied in full and all expenses have been paid. Because the Debtor believes the expenses would be equal or greater in a Chapter 7 case, the Plan is likewise in the best interests of the Interest Holders.

                                       IX.

                                  RISK FACTORS
                                  ------------

      Although the Debtor believes that the Plan is confirmable, there are some risks to the performance of the Plan. Because the Plan is a "pot plan," distributions to holders of Unsecured Claims and holders of Interests are driven by the success of the Debtor or Reorganized Debtor, as the case may be, in selling the Debtor's remaining assets at the best available prices, limiting the expense of administering the liquidation of those remaining assets and implementing the Plan, and in pursuing the Litigation. In particular, the Debtor may not fully succeed in disputing the claims or interests of Solectron in and to the Disputed Inventory Allocation, recovering the funds in the Rabbi Trust, recovering the loans made to its former executives, or selling any remaining

                                          FIRST AMENDED DISCLOSURE STATEMENT FOR
                                            FIRST AMENDED PLAN OF REORGANIZATION
                                       49
assets. Furthermore, because the bar date for filing proofs of claim in the Debtor's case was November 27, 2001, the total amount of Unsecured Claims against the Debtor's estate has not yet been determined, and the Debtor is unable to predict with certainty the distribution, if any, that will be made to holders of Unsecured Claims or holders of Interests. Additionally, because of the significant issues which must be addressed with respect to the allowance of Claims, there may be significant delay before any distribution is made on account of Allowed Claims.

      For the reasons set forth in Part VIII of this Disclosure Statement, the Debtor believes the very same risks described herein are present in, and significantly greater to Creditors in, a Chapter 7 case.



                                       X.

                                   CONCLUSION
                                   ----------

      The Debtor believes that the Plan is in the best interests of Creditors and urges Creditors to vote to accept the Plan.


Dated:  January 18, 2002               Respectfully submitted,





                                       By   /s/ DANIEL L. SCHARRE
                                         ---------------------------------------
                                         Dr. Daniel L. Scharre
                                         Responsible Individual

Submitted by:


PACHULSKI, STANG, ZIEHL, YOUNG & JONES P.C.

By:   /s/ DAVID M. BERTENTHAL
   ----------------------------------------
   David M. Bertenthal, Esq.
Attorneys for AB Liquidating Corp, f/k/a Adaptive
Broadband Corporation, Debtor and Debtor In Possession


                                          FIRST AMENDED DISCLOSURE STATEMENT FOR
                                            FIRST AMENDED PLAN OF REORGANIZATION
                                       50